Exhibit (k)(8)

EXECUTION VERSION

CREDIT AGREEMENT

dated as of June 14, 2017 among

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.,

STATE STREET BANK AND TRUST COMPANY,

and the other lending institutions party hereto,

and

STATE STREET BANK AND TRUST COMPANY,

in its capacity as Agent

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104-3300

(continued)

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Exhibits:
Exhibit A -	Form of Note
Exhibit B -	Form of Notice of Borrowing
Exhibit C -	Form of Notice of Conversion
Exhibit D -	Form of Notice of Repayment
Exhibit E -	Form of Compliance Certificate
Exhibit F -	Form of Assignment and Acceptance
Exhibit G -	Form of Borrowing Base Report

Schedules:

Schedule 1 -	Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

Schedule 2 -	Copies of all shareholder action, Managing Body action, SEC action, or amendments or modification to the Charter Documents (including, without limitation, each proxy statement and certification of the tabulations of the vote taken in connection therewith) effecting a change to the Investment Policies and Restrictions

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CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of June 14, 2017, among CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC., a Maryland corporation (the “Borrower”), the Banks (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as agent for the Banks (in such capacity, the “Agent”).

The parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Adjusted LIBOR Offered Rate” applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable LIBOR Offered Rate by (ii) 1.00 minus the LIBOR Reserve Percentage. The Adjusted LIBOR Offered Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

“Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the Asset Value of the Total Assets minus (b) the Total Liabilities that are not Senior Securities Representing Indebtedness, minus (c) without duplication the sum of (i) the Asset Value of the Borrower’s investments, if any, in any direct or indirect Subsidiaries (and including in any event, without duplication, the value of any assets of any such direct or indirect Subsidiary), plus (ii) the Asset Value of any assets of the Borrower constituting physical commodities. For purposes of calculating the Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged, encumbered or otherwise segregated to secure such liability.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person other than, in the case of the Borrower, Liens permitted under Section 5.08(a), (b) or (c) hereof.

“Affiliate” means, with respect to any Person (the “First Person”) any other Person that (a) is an “Affiliated Person” (within the meaning of the Investment Company Act) of such First Person, (b) is an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of such First Person, or (c) is a Control Affiliate of such First Person.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Effective Date, the Aggregate Commitment Amount is $90,000,000.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agreement” means this Credit Agreement, as amended, supplemented or otherwise modified.

“Anti-Corruption Laws” means, with respect to any Person, all laws, rules, and regulations of any jurisdiction applicable to such Person from time to time concerning or relating to bribery or corruption.

“Applicable Fee Rate” means a rate per annum equal to 0.25%.

“Applicable Law” means, with respect to any Person, any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which such Person is subject or by which it or any of its property is bound.

“Applicable Lending Office” means, with respect to any Bank, (a) in the case of its Base Rate Loans, its Domestic Lending Office, and (b) in the case of its LIBOR Loans, its LIBOR Lending Office.

“Approved Borrowing Amount” means (a) $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) such lesser amount as shall be equal to the excess of the Aggregate Commitment Amount over the aggregate outstanding principal balance of all Loans.

“Asset Value” means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed by the Borrower in good faith in the manner such Value is required to be computed in accordance with the Pricing Procedures and Applicable Law, including, without limitation, the Investment Company Act; provided that (i) with respect to any asset that is not valued daily, the Asset Value of such asset shall be deemed zero for purposes of this definition, (ii) with respect to any asset the value of which is not based primarily upon the closing price thereof on an exchange, or the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is an Affiliate of the Borrower or the Borrower’s investment adviser, or that is otherwise not independent), the Asset Value of such asset shall be deemed zero for purposes of this definition, and (iii) with respect to any asset that is valued higher than either of the following (the “Base Price”): (x) the closing price thereof on an exchange, or (y) the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is an Affiliate of the Borrower or the Borrower’s investment adviser, or that is otherwise not independent), the Asset Value of such asset shall be deemed to be the Base Price for purposes of this definition.

“Assignee” has the meaning set forth in Section 9.06(c) hereof.

“Assignment and Acceptance” has the meaning set forth in Section 9.06(c) hereof.

“Authority” means any governmental or quasi-governmental authority (including the Financial Industry Regulatory Authority, stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Authorized Signatory” means any duly authorized officer or other authorized Person of the Borrower, provided that the Agent shall have received a manually signed certificate of an officer of the Borrower bearing a manual specimen signature of such officer or other Person and such officer or other Person shall be reasonably satisfactory to the Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank” means each of State Street, each other lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c) hereof, and their respective successors.

“Base Rate” means, as of any day, the highest of (a) the annual rate of interest announced from time to time by State Street Bank and Trust Company at its head office in Boston, Massachusetts, as its “prime rate”, as in effect on that day, provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement, (b) 0.85% plus the Federal Funds Rate as in effect on that day, and (c) 0.85% plus the One-month LIBOR Rate as in effect on that day.

“Base Rate Loans” means Loans bearing interest calculated by reference to the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing Base” means, at the relevant time of reference thereto, an amount equal to the sum of the following items to the extent that they are classified as “assets” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles:

(i) 90% of the aggregate Asset Value of all Eligible Government Securities;

(ii) 80% of the aggregate Asset Value of all Eligible Commercial Paper;

(iii) 80% of the aggregate Asset Value of all Tier 1 Corporate Debt Securities;

(iv) 70% of the aggregate Asset Value of all Tier 2 Corporate Debt Securities;

(v) 60% of the aggregate Asset Value of all Tier 3 Corporate Debt Securities;

(vi) 50% of the aggregate Asset Value of all Senior Loans; and

(vii) 10% of the aggregate Asset Value of all Tier 4 Corporate Debt Securities;

provided, however, that

(1) if, but for this clause (1), in excess of 20% of the Borrowing Base value of all Eligible Commercial Paper and Tier 1 Corporate Debt Securities would be attributable to a single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(2) if, but for this clause (2), in excess of 10% of the Borrowing Base value of all Tier 2 Corporate Debt Securities, Tier 3 Corporate Debt Securities and Tier 1 Senior Loans would be attributable to a single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(3) if, but for this clause (3), in excess of 5% of the Borrowing Base value of all Tier 4 Corporate Debt Securities would be attributable to a single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(4) if, but for this clause (4), in excess of 5% of the Borrowing Base value would be attributable to a single Foreign Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(5) if, but for this clause (5), in excess of 15% of the Borrowing Base value would be attributable to Foreign Issuers, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(6) if, but for this clause (6), in excess of 15% of the Borrowing Base value would be attributable to Eligible Loan Participations, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(7) if, but for this clause (7), in excess of 5% of the Borrowing Base value would be attributable to Tier 2 Senior Loans, the amount of such excess shall not be included in the calculation of the Borrowing Base; and

(8) if, but for this clause (8), in excess of 10% of the Borrowing Base value would be attributable to Tier 4 Corporate Debt Securities, the amount of such excess shall not be included in the calculation of the Borrowing Base.

“Borrowing Base Report” means a Borrowing Base Report for the Borrower signed by an Authorized Signatory and in substantially the form of Exhibit G attached hereto.

“Borrowing Date” means a Domestic Business Day or LIBOR Business Day, as the case may be, on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.02(a) hereof.

“Calculation Date” has the meaning set forth in Section 5.01(c) hereof.

“Charter Documents” means, collectively, the Borrower’s charter, the Borrower’s By-laws and all other organizational or governing documents of the Borrower, in each case as amended, supplemented or otherwise modified from time to time.

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrower hereunder.

“Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto, as such amount may be changed from time to time pursuant to Sections 2.08 or 9.06(c) hereof.

“Commitment Percentage” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto (as the same may be amended in accordance herewith) as such Bank’s percentage of the Aggregate Commitment Amount of all of the Banks.

“Confidential Material” has the meaning set forth in Section 9.09(a) hereof.

“Control Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Covered Person” has the meaning set forth in Section 9.03(b) hereof.

“Covered Taxes” means any taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein other than (a) net income taxes (however denominated), franchise taxes (imposed in lieu of net income taxes), branch profits taxes and any other similar taxes imposed upon the Agent or any Bank (or its Applicable Lending Office) by the jurisdiction under the laws of which the Agent or such Bank (or its Applicable Lending Office) is organized or in which its principal office is located or through which it holds the Loans or any political subdivision, taxing authority or other authority thereof or therein, (b) any taxes imposed as a result of a present or former connection between the Agent or any Bank (or its Applicable Lending Office) and the jurisdiction imposing such tax other than a connection arising solely as a result of the Agent or such Bank (or its Applicable Lending Office) having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement, and (c) any U.S. Federal withholding taxes imposed under FATCA.

“Credit Facility” means a syndicated or “club” credit or loan facility for the purposes of making loans.

“Custodian” means State Street.

“Custody Agreement” means that certain Custodian Agreement, dated as of October 20, 2000, among the Borrower, the various investment companies party thereto, and the Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with Generally Accepted Accounting Principles, (e) all obligations of others secured by a Lien on any asset of such Person, whether or not any such obligation is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, (g) all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, and other similar obligations, (h) all obligations of such Person in respect of monetary judgments, (i) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, (j) all obligations of such Person in respect of Financial Contracts, and (k) all obligations that are Senior Securities Representing Indebtedness of such Person.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Delinquent Bank” has the meaning set forth in Section 8.08(a) hereof.

“Distressed Loan Obligation” means any Loan Obligation (a) any obligor in respect of which is subject to bankruptcy, insolvency, liquidation or other similar action or proceeding, (b) any obligor in respect of which has failed to make any payment of principal or interest in respect of such Loan Obligation (whether at scheduled maturity or any accelerated date of maturity or any other date fixed for payment thereof or otherwise) beyond any period of grace provided with respect thereto, (c) classified by the Borrower or the Investment Adviser as “non-performing” pursuant to Generally Accepted Accounting Principles, or (d) rated (subject to Section 1.03) lower than Caa2 by Moody’s or lower than CCC by S&P or which, if unrated, is in the reasonable judgment of the Borrower or Investment Adviser of equal credit quality to a Loan Obligation that is rated lower than Caa2 by Moody’s or lower than CCC by S&P.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day (other than a Saturday or Sunday) on which (a) commercial banks are open for the purpose of transacting business in Boston, Massachusetts and New York, New York and (b) the New York Stock Exchange is open.

“Domestic Lending Office” means, initially, the office of each Bank designated as such on Schedule 1 attached hereto; thereafter such other office of such Bank, if any, located in the United States that shall be making or maintaining Base Rate Loans.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01 hereof.

“Electronic Platform” means an electronic system for the delivery of information (including, without limitation, documents), such as IntraLinks On-Demand Workspaces™, that may or may not be provided or administered by the Agent or a Control Affiliate thereof.

“Eligible Commercial Paper” means a note (a) constituting an Eligible Debt Security, (b) of an Eligible Corporate Issuer, (c) having a maturity of 270 days or less, (d) rated (subject to Section 1.03) A1 or better by S&P or P1 or better by Moody’s, (e) trade in and denominated in the currency of an Eligible OECD Member Nation, and (f) with respect to which there are recognized broker-dealers located in one or more Eligible OECD Member Nations that make a market in such note.

“Eligible Corporate Debt Securities” means Eligible Debt Securities (a) issued by an Eligible Corporate Issuer, (b) traded in and denominated in the currency of an Eligible OECD Member Nation, and (c) with respect to which there are recognized broker-dealers located in one or more Eligible OECD Member Nations that make a market in such Eligible Debt Securities.

“Eligible Corporate Issuer” means an issuer of debt securities domiciled in, and having its principal place of business in, an Eligible OECD Member Nation.

“Eligible Debt Securities” means Eligible Securities that are debt securities, including, without limitation, corporate bond obligations; provided that Eligible Debt Securities shall not include any asset that is a direct or indirect participation or subparticipation interest in or assignment or novation of a loan or other extension of credit that is not a corporate bond obligation.

“Eligible Government Securities” means Eligible Debt Securities (a) issued by, and backed by the full faith and credit of, the French Republic, the Federal Republic of Germany, Japan, the Netherlands, the United Kingdom, or the United States of America, and (b) issued by any GSE.

“Eligible Loan Obligation” means, as of any date, a Loan Obligation (a) that is part of a Credit Facility, (b) of an Eligible Obligor, (c) traded in and denominated in the currency of an Eligible OECD Member Nation, (d) for which recognized broker-dealers located in one or more Eligible OECD Member Nations make a market, (e) with a market value of at least 70% of par,

(f) that is not a Distressed Loan Obligation, and (g) the Borrower is not a “defaulting lender” with respect to such Loan Obligation.

“Eligible Loan Participation” means a Loan Participation (a) in an Eligible Loan Obligation, (b) issued or sold by an Eligible Loan Participation Counterparty, (c) traded in and denominated in the currency of, an Eligible OECD Member Nation, (d) for which recognized broker-dealers located in one or more Eligible OECD Member Nations make a market, and (e) that is permitted to be transferred to any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) with or without the consent of such Eligible Loan Participation Counterparty.

“Eligible Loan Participation Counterparty” means a Loan Participation Counterparty (a) which is domiciled in, and has its principal place of business in, an Eligible OECD Member Nation, (b) in respect of which neither such Loan Participation Counterparty nor any controlling affiliate thereof (1) is subject to any bankruptcy or other insolvency proceeding, (2) has stated in writing that it will not perform its obligations, if any, under the relevant Loan Participation or relevant Credit Facility, or (3) is in default of any material obligation under such Loan Participation or such Credit Facility, and (c) the credit rating (subject to Section 1.03) of which (or of its controlling affiliate) is no less than “A-” from S&P or “A3” from Moody’s.

“Eligible Obligor” means a for-profit business enterprise which is domiciled in, and has its principal place of business in, an Eligible OECD Member Nation.

“Eligible OECD Member Nation” means any OECD Member Nation having a sovereign long-term debt rating (subject to Section 1.03) in a non-local currency of not less than “B3” by Moody’s or “B-” by S&P.

“Eligible Securities” means securities (and not Loan Obligations or Loan Participations) (a) that are publicly traded or Rule 144A Securities, (b) that are unrestricted as to sale (Rule 144A Securities that are freely traded among “qualified Institutional buyers” (within the meaning of Rule 144A) shall not be deemed to be restricted as to sale solely as a result of the restrictions and other limitations on transfer and offers to transfer contained in the Securities Act), (c) that are free and clear of any Adverse Claim, (d) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents, (e) that are not the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or otherwise segregated to satisfy any obligations with respect thereto, (f) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions, and (g) that are valued daily at current market value by independent pricing sources.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means, with respect to the Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” has the meaning set forth in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Failure” has the meaning set forth in Section 8.08(b) hereof.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof (provided such regulations or official interpretations are substantively comparable and not materially more onerous to comply with) and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, a rate per annum equal to the higher of (a) 0.0%, and (b) the rate appearing on Bloomberg page BTMM as of 9:30 a.m. (Eastern time) as the “Federal Funds Ask Rate” (or, if such page is unavailable, on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service), as determined by the Agent from time to time for purposes of providing quotations or, if such rate is not so published, an interest rate per annum equal to the quotation received by the Agent at approximately 9:30 a.m. (Eastern time) on such date from a Federal funds broker of recognized standing selected by the Agent in its sole discretion on overnight Federal funds transactions.

“Financial Contract Liability” means, at any time, the net amount of the liability, if any, that a Person has under each Financial Contract to which such Person is a party, in each case determined on a mark to market basis in accordance with Generally Accepted Accounting Principles.

“Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, foreign currency contracts, repurchase agreements, reverse repurchase agreements, mortgage rolls, credit-linked notes, indexed securities, firm and standby commitment agreements, securities lending agreements, when-issued contracts and securities, swap, swaption, floor, cap, or collar agreements, short sales, and other similar arrangements, investment techniques and other obligations that would be, but for the segregation of assets thereof, Senior Securities.

“Foreign Bank” means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Issuer” means any Issuer that is organized under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia.

“Generally Accepted Accounting Principles” has the meaning set forth in Section 1.02 hereof.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities.

“GSE” means the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indebtedness” of any Person means at any date, without duplication, (a) all Debt of such Person, and (b) all Senior Securities issued by such Person.

“Interest Period” means, with respect to each LIBOR borrowing, initially the period commencing on the date of such borrowing and ending one week, or one, two, three, or six months, thereafter, as the Borrower may elect in the applicable Notice of Borrowing, and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such borrowing and ending on the last day of one of the periods set forth above, as the Borrower may elect in the applicable Notice of Conversion, provided that:

(a) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless (except in the case of one week Interest Periods) such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day;

(b) any Interest Period (other than a one week Interest Period) which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

(c) any Interest Period which would otherwise end after the Termination Date shall instead end on the Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute and the Treasury regulations promulgated thereunder.

“Investment Adviser” means Credit Suisse Asset Management, LLC, a limited liability company organized under the laws of Delaware.

“Investment Adviser Change of Control” means the occurrence of one or more of the following events: (a) the failure of the Investment Adviser to be a Control Affiliate of the Parent; (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), including by way of merger or consolidation, of all or substantially all of the assets of the Parent to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Control Affiliates thereof (whether or not otherwise in compliance with the provisions hereof); (c) the approval by the holders of equity interests issued by the Parent of any plan or proposal for the liquidation or dissolution of the Parent; or (d) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 25% of the aggregate ordinary voting power represented by the equity interests issued by the Parent.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to include a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means, with respect to the Borrower, the material provisions of the Offering Document (as delivered to the Agent on the Effective Date), and other documents dealing with the Borrower’s investment objectives, investment policies and strategies, and investment restrictions, as such objectives, policies, strategies and restrictions may be further amended, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act.

“Issuer” means (a) an issuer of securities or (b) an Eligible Obligor.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Liabilities” has the meaning set forth in Section 7.05 hereof.

“LIBOR Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

“LIBOR Lending Office” means, initially, the office of each Bank designated as such in Schedule 1 hereto; and thereafter such other office of such Bank, if any, that shall be making or maintaining one or more LIBOR Loans.

“LIBOR Loans” means Loans bearing interest calculated by reference to the LIBOR Offered Rate.

“LIBOR Margin” means 0.85%.

“LIBOR Offered Rate” means, with respect to any LIBOR Loan for any Interest Period, the higher of (a) 0.0%, or (b) the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time two LIBOR Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits in the London interbank market with a maturity comparable to such Interest Period, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “LIBOR Offered Rate” with respect to such LIBOR Loan during such Interest Period shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to dollar deposits in the London interbank market as may be reasonably selected by the Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $1,000,000 in immediately available funds for a maturity comparable to such Interest Period are offered by the principal office of the Agent to leading banks in the London interbank market at approximately 11:00 a.m., London time, two LIBOR Business Days prior to the commencement of such Interest Period.

“LIBOR Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any

successor or similar regulations relating to such reserve requirements) against “Eurocurrency Liabilities” (as that term is used in Regulation D), if such liabilities were outstanding.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) with respect to such asset, including any agreement (other than this Agreement) preventing a Person from encumbering such asset.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, and any and all other documents and instruments required to be executed and delivered by the Borrower pursuant to this Agreement that evidence or secure the Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Loan Obligation” means a debt obligation other than a security.

“Loan Participation” means a participation interest (other than a sub-participation interest) in a Loan Obligation.

“Loan Participation Counterparty” means the seller or issuer of a Loan Participation.

“Loans” means loans made or to be made to the Borrower by the Banks pursuant to Section 2.01 hereof.

“Managing Body” means (a) with respect to the Borrower, the Board of Directors thereof, and (b) with respect to any other Person, the board of directors or other similar managing body thereof.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the ability of the Borrower to fully perform its obligations under this Agreement or any of the other Loan Documents, (b) a material adverse effect on the Agent’s right, title and interest, on behalf of itself and the Banks, in the collateral pledged to it pursuant to the Security Documents, or on the rights and remedies of the Agent and the Banks under this Agreement or under any of the other Loan Documents, (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents, (d) a material adverse effect on the business, financial position, condition, operations, assets or properties of the Borrower or the Investment Adviser, or (e) a Default.

“Material Litigation” means, with respect to the Borrower, any action, suit, proceeding or investigation of any kind pending against, or threatened in writing against or affecting, the Borrower or any Subsidiary thereof, or any property of the Borrower or any such Subsidiary, before any court or arbitrator or any other Authority, which (a) would reasonably be expected to have a Material Adverse Effect, or (b) calls into question the validity or enforceability of, or otherwise seeks to invalidate, any Loan Document.

“Maximum Amount” means, as at any date of determination, an amount equal to the least of:

(d) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act,

(e) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings in its Offering Document and the Investment Policies and Restrictions,

(f) in the event that the Borrower shall have entered into any agreement(s) with any Authority limiting the amount of Debt that the Borrower may create, incur, assume or suffer to exist, the maximum amount of Debt that the Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreement(s), and

(g) the maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.19 hereof;

in each case, as in effect at such date of determination.

“Moody’s” means Moody’s Investors Services, Inc., or any successor acceptable to all of the Banks and performing substantially the same function.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Note(s)” has the meaning set forth in Section 2.04(b) hereof.

“Notice of Borrowing” has the meaning set forth in Section 2.02(a) hereof.

“Notice of Conversion” has the meaning set forth in Section 2.02(b) hereof.

“Notice of Repayment” has the meaning set forth in Section 2.05(g) hereof.

“Obligations” means all indebtedness, obligations and liabilities of the Borrower to the Banks and the Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to the Borrower or any of the Notes or other instruments at any time evidencing any thereof.

“OECD Member Nation” means a member nation of the Organization for Economic Co-operation and Development.

“Offering Document” means, with respect to the Borrower, the prospectus dated January 22, 2013, and filed with the SEC as part of the Borrower’s registration statement on Form N-2, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information included in such registration statement, and all amendments, restatements, supplements and other modifications thereto (whether through proxy vote or otherwise) as of the Effective Date and as the same may be further amended, restated, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act and in accordance with the terms of this Agreement.

“One-month LIBOR Rate” means, as of any day, the higher of (a) 0.0%, and (b) the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for Dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, as the rate for Dollar deposits in the London interbank market with a maturity of one month, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “One-month LIBOR Rate” shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to Dollar deposits in the London interbank market as may be selected by the Agent or, in the absence of such availability, by reference to the rate at which Dollar deposits of $1,000,000 in immediately available funds for a term of one month are offered by the principal office of the Agent to leading banks in the London interbank market at approximately 11:00 a.m., London time, provided further that in the event such day is not a LIBOR Business Day, then “One-month LIBOR Rate” shall be such rate as in effect on the immediately preceding LIBOR Business Day.

“Parent” means Credit Suisse Group AG.

“Participant” has the meaning set forth in Section 9.06(b) hereof.

“Patriot Act” has the meaning set forth in Section 9.10 hereof.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a series or portfolio of any of the foregoing, or a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Plan Assets” has the meaning set forth in Section 3(42) of ERISA.

“Pricing Procedures” means the Borrower’s pricing procedures for its investments, as such pricing procedures may be amended, restated, supplemented or otherwise modified in accordance with Section 5.04 hereof.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Register” has the meaning set forth in Section 9.06(g) hereof.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Replacement Bank” has the meaning set forth in Section 8.06 hereof.

“Representatives” has the meaning set forth in Section 9.09(a) hereof.

“Required Banks” means, at any time, Banks holding at least a majority of the aggregate unpaid principal amount of the Loans at such time or, if no Loans are then outstanding, having at least a majority of the aggregate Commitment Amounts then in effect; provided that at any time that there are two or fewer Banks, “Required Banks” means all of the Banks, provided further that for purposes of determining Required Banks, each Delinquent Bank (including, without limitation, its Commitment Amount and Loans) shall be disregarded for so long as such Bank remains a Delinquent Bank.

“Restricted Payment” means (a) any dividend or other distribution by the Borrower (whether in cash, securities or other property) with respect to any shares, units or other equity interests issued by the Borrower, and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, by the Borrower on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares, units or other equity interests.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means securities issued in reliance on Rule 144A.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc., or any successor acceptable to all the Banks and performing substantially the same function.

“Sanctions” has the meaning set forth in Section 4.16.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, among the Borrower, the Custodian and the Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means, collectively, the Security Agreement and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement or under Applicable Law.

“Senior Loan” means Eligible Loan Obligations and Eligible Loan Participations, in each case (a) that are free and clear of any Adverse Claim, (b) in which the agent has, for the benefit of the agent and the banks, a first priority (subject to any Lien permitted by clause (b) or clause (c) of Section 5.08) perfected security interest pursuant to the Security Documents, (c) that are not segregated, and (d) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions.

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Senior Security Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Specified Materials” means, collectively, all materials or information provided by or on behalf of the Borrower, as well as documents and other written materials relating to the Borrower or any of its Subsidiaries or Affiliates or any other materials or matters relating to the Loan Documents (including, without limitation, any amendment, restatement, supplement or other modification thereto).

“State Street” means State Street Bank and Trust Company.

“Subsidiary” means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Managing Body thereof are at the time directly or indirectly owned by such Person.

“Termination Date” means June 13, 2018, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

“Threshold Amount” means, as of any date, the lesser of (i) 1.0% of the aggregate net asset value of the Borrower, and (ii) $2,000,000 (or the equivalent amount thereof in any other currency).

“Tier 1 Corporate Debt Securities” means Eligible Corporate Debt Securities which are rated (subject to Section 1.03) BBB- or better by S&P or Baa3 or better by Moody’s.

“Tier 1 Senior Loan” means a Senior Loan other than a Tier 2 Senior Loan.

“Tier 2 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated (subject to Section 1.03) BB- or better by S&P or Ba3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities.

“Tier 2 Senior Loan” means a Senior Loan that constitutes (a) an Eligible Loan Obligation that is rated (subject to Section 1.03) below B- by S&P or below B3 by Moody’s, or (b) an Eligible Loan Participation in respect of an Eligible Loan Obligation that is a Tier 2 Senior Loan.

“Tier 3 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated (subject to Section 1.03) B- or better by S&P or B3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities or Tier 2 Corporate Debt Securities.

“Tier 4 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated (subject to Section 1.03) CCC- or better by S&P or Caa3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities, Tier 2 Corporate Debt Securities or Tier 3 Corporate Debt Securities.

“Total Assets” means, at any date, all assets of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the Pricing Procedures, provided, however, that Total Assets shall not include (a) equipment, (b) securities owned by the Borrower which are in default (except to the extent that the Borrower is required or permitted to attribute a value thereto pursuant to the Investment Company Act, the Offering Document and the Investment Policies and Restrictions) or determined to be worthless pursuant to any policy of the Borrower’s Managing Body, and (c) deferred organizational and offering expenses.

“Total Liabilities” means, at any date, the sum of all liabilities of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date, plus, without duplication, the aggregate amount of the Borrower’s Debt and Financial Contract Liability, provided, however, that Total Liabilities shall not include any liquidation preference of any preferred security issued by the Borrower.

“Valuation Report” means a report by the Borrower, as of the close of business on a particular date, listing each security and other investment of the Borrower and the value thereof.

“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Accounting Terms and Determination. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America (“Generally Accepted Accounting Principles”), applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks hereunder.

SECTION 1.03. Split Ratings. In each case in which any provision of this Agreement refers to credit ratings by S&P and Moody’s (or by S&P or Moody’s) and provides that such provision is subject to this Section 1.03, such provision shall be construed to mean that, in the event there is a split in the ratings by one or more ratings categories (e.g., some thing or some Person is rated BBB- by S&P and Ba3 by Moody’s), the higher rating shall be ignored.

ARTICLE II.

THE CREDIT

SECTION 2.01. Commitments to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to make loans to the Borrower, from time to time during the Revolving Credit Period up to a maximum aggregate principal amount outstanding at any one time equal to such Bank’s Commitment Amount, provided that the aggregate principal amount of all Loans outstanding (i) shall not exceed at any time the lesser of (a) the Borrowing Base and (b) the Aggregate Commitment Amount; and (ii) shall not cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount, in each case in effect at such time. Each borrowing under this Section shall be in an aggregate principal amount equal to an Approved Borrowing Amount, and shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05 hereof.

SECTION 2.02. Notice of Borrowings. (a) The Borrower shall give the Agent (X) a notice substantially in the form of Exhibit B attached hereto (a “Notice of Borrowing”) not later than 1:00 p.m. (Eastern time) (or telephonic notice not later than 1:00 p.m. (Eastern time) confirmed in writing substantially in the form of Exhibit B attached hereto not later than 2:00 p.m. (Eastern time)), in each case (i) on the Domestic Business Day of each proposed borrowing of a Base Rate Loan and (ii) on the third LIBOR Business Day before each proposed borrowing of a LIBOR Loan, in each case specifying (1) the date of such borrowing, which shall be a Domestic Business Day in the case of a Base Rate Loan or a LIBOR Business Day in the case of a LIBOR Loan, (2) whether such borrowing shall be of a Base Rate Loan or a LIBOR Loan, (3) the aggregate principal amount of such borrowing, and (4) in the case of a LIBOR Loan, the Interest Period therefor (which shall comply with Section 2.02(c) hereof), and (Y) a duly completed Borrowing Base Report not later than 2:00 p.m. (Eastern time) on the date of the proposed borrowing of the requested Loan, prepared as of the close of business on the Domestic Business Day immediately preceding such date. Each Notice of Borrowing shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 3.02(c), (d) and (e) hereof have been satisfied on the date of such notice and will be satisfied on the date of such borrowing.

(b) The Borrower may elect from time to time to convert any outstanding Base Rate Loan or LIBOR Loan to a Loan of the other type, or to roll over any outstanding LIBOR Loan upon the expiration of an Interest Period with respect thereto, by giving a notice to the Agent substantially in the form of Exhibit C attached hereto (a “Notice of Conversion”) (or telephonic notice confirmed in a writing substantially in the form of Exhibit C attached hereto), provided that (i) with respect to any conversion into or rollover of a LIBOR Loan, the Notice of Conversion shall be given within the time period for the giving of a Notice of Borrowing for a LIBOR Loan as set forth in Section 2.02(a) hereof, (ii) no Loan may be converted into or rolled over as a LIBOR Loan (1) except in compliance with Section 2.02(c) hereof, or (2) if an Event of Default has occurred and is continuing (in which case such Loan shall automatically become a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default), (iii) a LIBOR Loan may be converted into a Base Rate Loan or rolled over as a LIBOR Loan only on the last day of the Interest Period applicable thereto, and (iv) if the Borrower fails to give a timely Notice of Conversion for a LIBOR Loan, the Borrower shall be deemed to have elected to continue such Loan as a LIBOR Loan having a one month Interest Period from the last day of the Interest Period applicable thereto. Conversions to and from LIBOR Loans, and all roll overs, shall be in such amounts and pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Loans having the same Interest Period shall not be less than the Approved Borrowing Amount.

(c) The Borrower may not elect an Interest Period for a new LIBOR Loan, or continue or convert a Loan as a LIBOR Loan, if immediately after giving effect thereto there would be more than five different Interest Periods.

SECTION 2.03. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing or an oral request for a borrowing in accordance with Section 2.02(a) hereof, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (based on Commitment Percentages) of such borrowing. Such Notice of Borrowing or oral request shall not thereafter be revocable by the Borrower and shall obligate the Borrower to accept the Loans requested from the Banks on the date of such borrowing.

(b) Not later than 2:00 p.m. (Eastern time) on the Borrowing Date of each borrowing, each Bank shall make available its share of such borrowing, in Federal or other funds immediately available in Boston, to the Agent at its address referred to in Section 9.01 hereof. Unless the Agent determines that any applicable condition specified in ARTICLE III hereof has not been satisfied or waived, the Agent will make the funds so received from the Banks available to the Borrower at the Agent’s aforesaid address, on the date of the borrowing. The failure or refusal of any Bank to make available to the Agent as provided herein its share of any borrowing shall not relieve any other Bank from its several obligations hereunder.

(c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay the principal amount of an outstanding Loan to such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Agent as provided in clause (a) or remitted by the Borrower to the Agent for the account of such Bank as provided in Section 2.09 hereof, as the case may be.

(d) Unless the Agent shall have received notice from a Bank prior to any date of a borrowing that such Bank will not make available to the Agent such Bank’s share of such borrowing, the Agent may assume that such Bank has made such share available to the Agent on such date in accordance with clause (b) of this Section and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent, within three days after demand by the Agent, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 hereof and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such borrowing for purposes of this Agreement. The provisions of this Section 2.03(d) hereof shall not relieve any such Bank from any liability to the Borrower.

SECTION 2.04. Loan Accounts; Notes; Records. (a) The Loans made by each Bank to the Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the date of each Loan or at the time of receipt of any payment of principal of each Loan, an appropriate notation on its loan accounts or records, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth in any such loan accounts or records, including any computer records, maintained by a Bank with respect to the Loans made by it shall, absent manifest error, be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the other Loan Documents to make payments of principal of and interest on the Loans when due.

(b) The Borrower hereby agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the obligations of the Borrower resulting from the Loans made, or to be made, by such Bank, then, upon request of such Bank, the Borrower shall promptly execute and deliver to such Bank, a promissory note (each, as amended, supplemented or otherwise modified, a “Note” and, collectively, the “Notes”) substantially in the form of Exhibit A attached hereto, payable to such Bank in an amount equal to such Bank’s Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Loans, plus interest thereon as provided below, provided, that as a condition to issuing any Note in replacement of a previously issued Note that has been lost, the Borrower may require an indemnity with respect to lost instruments from such Bank, in form and substance reasonably satisfactory to the Borrower.

(c) The Agent’s records with respect to the Loans, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loans and fees, expenses and any other amounts due and payable in connection with this Agreement and the other Loan Documents shall be prima facie evidence of the amount of the Loans and the amount of principal and interest paid by the Borrower in respect of the Loans and as to the other information relating to the Loans and amounts paid and payable by the Borrower hereunder and under the other Loan Documents, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the other Loan Documents to make payments of principal of and interest or other amounts on the Loans when due.

SECTION 2.05. Mandatory Payments; Optional Prepayments. (a) Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date. The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding on such date, together with all accrued and unpaid interest thereon and other amounts outstanding hereunder.

(b) If at any time the aggregate principal amount of Loans outstanding exceeds the Borrowing Base, the Borrower shall within four Domestic Business Days (i) prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of LIBOR Loans, the amount, if any, payable pursuant to Section 8.05 hereof), (ii) take such other action, or (iii) both, as may be necessary so that the aggregate outstanding principal balance of the Loans no longer exceeds the Borrowing Base.

(c) If at any time the Borrower shall be in default of its obligations under Sections 5.19 or 5.20 hereof, the Borrower shall within four Domestic Business Days prepay the principal of one or more Loans (together with accrued interest thereon and, in the case of LIBOR Loans, the amount, if any, payable pursuant to Section 8.05 hereof) and/or take such other actions, in each such case to the extent necessary so that immediately after giving effect to such prepayment and such other actions no such default would exist.

(d) If at any time the aggregate principal amount of Loans outstanding exceeds the Aggregate Commitment Amount, the Borrower shall immediately prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of LIBOR Loans, the amount, if any, payable pursuant to Section 8.05 hereof) as may be necessary to eliminate such excess.

(e) The Borrower may, with notice to the Agent no later than 11:30 a.m. (Eastern time) on the Domestic Business Day of such payment in the case of Base Rate Loans and upon at least three LIBOR Business Days’ notice in the case of such payment of LIBOR Loans (in either case, which notice shall not thereafter be revocable by the Borrower), prepay any Loans in whole at any time, or from time to time in part in an aggregate principal amount not less than $1,000,000 or in larger integral multiples of $100,000, by paying the principal amount to be prepaid (together with accrued interest thereon to the date of prepayment and, in the case of LIBOR Loans, the amount, if any, payable pursuant to Section 8.05 hereof).

(f) If the Borrower prepays all or any portion of the principal amount of any LIBOR Loan on any day other than the last day of the Interest Period relating thereto, such prepayment shall include the amounts, if any, payable pursuant to Section 8.05 hereof.

(g) The Borrower shall give the Agent a notice substantially in the form of Exhibit D attached hereto (a “Notice of Repayment”) on the date of, but prior to, each repayment or prepayment of all or any portion of any Loan, in each case specifying (1) the date of such repayment or prepayment, (2) whether such repayment or prepayment is of a Base Rate Loan or a LIBOR Loan (and, if a LIBOR Loan, the applicable Interest Period), (3) the aggregate principal amount of such prepayment, and (4) the other information required by such Exhibit. Upon receipt of each Notice of Repayment, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.

(h) Subject to the satisfaction of the conditions set forth in Section 3.02 hereof, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date.

SECTION 2.06. Interest Rates. (a) Subject to Section 2.06(c) hereof, each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Base Rate as in effect from time to time. Accrued and unpaid interest on each Base Rate Loan shall be payable in arrears (i) with respect to interest accrued during a calendar month, on the fifteenth day of the immediately succeeding calendar month, and (ii) with respect to all accrued and unpaid interest, on the Termination Date.

(b) Subject to Section 2.06(c) hereof and ARTICLE VIII hereof, each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such LIBOR Loan is made or continued through but excluding the last day of the Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBOR Margin plus the applicable Adjusted LIBOR Offered Rate. Interest on each LIBOR Loan shall be payable (i) except as otherwise expressly provided in clause (ii) below, (x) on the last day of the Interest Period in effect with respect thereto, in the event such Interest Period shall exceed three months, on the last day of each three month interval during such Interest Period, and (y) with respect to all accrued and unpaid interest, on the Termination Date, or (ii) in the case of LIBOR Loans having a seven day Interest Period, (x) with respect to interest accrued during a calendar month, on the fifteenth day of the immediately succeeding calendar month and on the Termination Date, and (y) with respect to all accrued and unpaid interest on the Termination Date.

(c) All overdue amounts payable under the Loan Documents (including, without limitation, any overdue principal of the Loans (whether at stated maturity, by acceleration or otherwise), any overdue interest on the Loans and any overdue fees) shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but not including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). Notwithstanding anything to the contrary in this Section 2.06, upon either (A) the occurrence of an Event of Default under Section 6.01(g) or (h) hereof, or (B) notice by the Agent to the Borrower of the occurrence of any other Event of Default, and in each case solely during the continuance of such Event of Default, the outstanding principal balance of the Loans shall bear interest at a rate per annum equal to the greater of (i) two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to this Section 2.06 or (ii) two percent (2%) above the Base Rate.

(d) The Agent shall determine the interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error.

SECTION 2.07. Fees. (a) The Borrower shall pay, or cause to be paid, to the Agent for the account of each Bank a commitment fee equal to the excess, if any, of such Bank’s Commitment Amount over the outstanding principal balance of such Bank’s Loans multiplied by the Applicable Fee Rate. Commitment fees accrued through the end of each calendar quarter shall be due and payable on the 15th day of calendar month immediately succeeding such calendar quarter, and all accrued and unpaid commitment fees shall be due and payable on the Termination Date.

(b) [Reserved]

(c) On the Effective Date, the Borrower shall pay to the Agent for the account of each Bank a non-refundable up-front fee as provided in the Fee Letter, dated as of the date hereof, between the Agent and the Borrower.

SECTION 2.08. Termination and Reduction of Commitments. (a) Each Bank’s Commitment Amount permanently shall reduce to $0 and each Bank’s Commitment shall terminate on the Termination Date.

(b) Subject to Section 2.05(d) hereof, during the Revolving Credit Period, the Borrower may, upon at least three (3) Domestic Business Days’ prior written notice to the Agent, (i) terminate the Commitments at any time, or (ii) reduce from time to time the Aggregate Commitment Amount by an aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof (provided that immediately after giving effect to any such termination and each such reduction, the aggregate outstanding principal balance of the Loans would not exceed the Aggregate Commitment Amount), whereupon the Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Commitment Percentages of the amount specified in such notice or, as the case may be, each Bank’s Commitment shall be terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated.

SECTION 2.09. General Provisions as to Payments. (a) The Borrower shall make each payment of principal and interest on the Loans and of fees hereunder and all other amounts due hereunder not later than (i) in the event that there is only one Bank (which is also the Agent), 3:00 p.m. (Eastern time), and (ii) in all other events, 12:00 Noon (Eastern time)), on the date when due, in Dollars and in funds immediately available, to, except as otherwise expressly provided herein, the Agent at its address referred to in Section 9.01 hereof. The Agent shall promptly distribute to each Bank its appropriate share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day and interest shall accrue during such extension. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

(c) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made in Dollars without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is required by law (as determined in the good faith discretion of the Borrower or its agent) to make such deduction or withholding. Subject to Section 2.09(d) hereof, if any Covered Taxes are required to be withheld with respect to any amount payable by the Borrower hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such Covered Taxes been required to be withheld. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. If the Borrower reasonably believes that such Covered Taxes were not correctly or reasonably asserted, the Agent and the Banks, as applicable, will use reasonable efforts to cooperate (at the sole cost and expense of the Borrower) with the Borrower to obtain a refund of such taxes (which shall be repaid to the Borrower so long as such efforts would not, in the good faith determination of the Agent or any such Bank, result in any material additional costs, expenses or risks or be otherwise disadvantageous to it). Any Bank claiming any amounts payable by the Borrower pursuant to this Section 2.09(c) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such amounts payable by the Borrower that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

(d) Notwithstanding anything to the contrary contained in Section 2.09(c) hereof, the Borrower will not be required to make any additional payment to or for the account of any Bank with respect to any Covered Taxes under such Section (i) by reason of a breach by such Bank of any certification or representation set forth in any form furnished to the Borrower under Section 2.11 hereof, (ii) by reason of such Bank’s failure or inability to furnish under Section 2.11 hereof an original or an extension or renewal of any form required under Section 2.11 hereof, unless such Bank is exempt from furnishing such form pursuant to Section 2.11 hereof, or (iii) if such Covered Taxes are withholding taxes imposed on amounts payable to such Bank at the time such Bank becomes a party to this Agreement (or designates a new lending office or changes its place of organization or principal office), except to the extent that such Bank’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts, from the Borrower with respect to such Covered Taxes pursuant to Section 2.09(c) hereof.

(e) The Borrower hereby authorizes and irrevocably directs the Agent, at the Agent’s option at any time upon and following the due date for payment by the Borrower of any amounts under the Loan Documents, and without any further notice to or consent of the Borrower, to debit any account(s) of the Borrower with the Agent (in any capacity) and apply amounts so debited toward the payment of any such amounts due and owing under the Loan Documents. Notwithstanding such authorization and direction, the Borrower hereby further acknowledges and agrees that (i) the Agent shall have no obligation to so debit any such account(s) and shall have no liability whatsoever to the Borrower for any failure to do so, and (ii) the Borrower shall fully retain the obligation under the Loan Documents to make all payments owing by the Borrower thereunder when due.

SECTION 2.10. Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

SECTION 2.11. Withholding Tax Exemption.

(a) Each Bank that is not a Foreign Bank shall deliver to the Borrower (with a copy to the Agent) an original signed, properly completed IRS Form W-9 (or any successor form) certifying that such Bank is not subject to U.S. backup withholding tax, on or prior to the date on which such Bank becomes a “Bank” under this Agreement, promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by such Bank, and from time to time thereafter upon the request of the Borrower or Agent.

(b) Any Bank that is a Foreign Bank and is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by Applicable Law or reasonably requested by the

Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each such Bank, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, including without limitation, as will enable the Borrower or the Agent to determine whether or not the Agent or such Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, each Foreign Bank shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a “Bank” under this Agreement (and promptly upon the obsolescence, expiration or invalidity of any form or certificate previously delivered by such Foreign Bank or from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party that reduces or eliminates withholding tax;

(ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any successor form);

(iii) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 871(h)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” receiving interest from a related person within the meaning of section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable (or any successor form);

(iv) to the extent a Foreign Bank is not the beneficial owner, two duly executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN-E, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-9, a U.S. Tax Compliance Certificate, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank shall provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; or

(v) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower and/or the Agent to determine the withholding or deduction required to be made.

(c) If a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.11(c), “FATCA” shall include any amendments made to FATCA after the Effective Date and any fiscal or regulatory legislation, or any official governmental rules adopted pursuant to any intergovernmental agreement entered into in connection with FATCA.

ARTICLE III.

CONDITIONS

SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05 hereof):

(a) receipt by the Agent of counterparts hereof signed by each of the parties hereto;

(b) receipt by the Agent for the account of each Bank, if requested by such Bank, of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04 hereof;

(c) receipt by the Agent of (1) the Security Agreement signed by the Borrower, and (2) (i) a perfection certificate from the Borrower in form and substance reasonably satisfactory to the Agent, (ii) copies of the results of current lien searches (or the equivalent in the applicable jurisdictions), such results to be in form and substance reasonably satisfactory to the Agent, (iii) UCC financing statements (or the equivalent in the applicable jurisdictions), in form and substance reasonably satisfactory to the Agent, and (iv) such other documents, instruments and/or agreements the Agent may reasonably require to perfect its security interest in the Collateral (as defined in the Security Agreement) in the relevant jurisdictions;

(d) receipt by the Agent of the legal opinions of Willkie Farr & Gallagher LLP and Venable LLP, counsel for the Borrower, covering such matters relating to the transactions contemplated hereby as the Agent may reasonably request;

(e) receipt by the Agent of a certificate manually signed by an officer of the Borrower which is satisfactory to the Agent to the effect set forth in clause (e) and, if the Borrower is submitting a Notice of Borrowing on the Effective Date, clauses (c) and (d), of

Section 3.02 hereof, such certificate to be dated the Effective Date and to be in form and substance reasonably satisfactory to the Agent;

(f) receipt by the Agent of a manually signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories who are authorized to execute and take actions under the Loan Documents for and on behalf of the Borrower, and certifying and attaching copies of (i) all Charter Documents (other than those delivered pursuant to Section 3.01(h) hereof), with all amendments, restatements, supplements or other modifications thereto, (ii) the resolutions of the Borrower’s Managing Body authorizing the transactions contemplated hereby, (iii) the Offering Document and such material as accurately and completely sets forth all Investment Policies and Restrictions not reflected in the Offering Document, (iv) the investment management agreement between the Borrower and the Investment Adviser as then in effect, along with any other investment management or submanagement agreements to which the Borrower is a party as then in effect, (v) the Custody Agreement and (vi) the Borrower’s report(s) to shareholders referred to in Section 4.08(a) hereof;

(g) receipt by the Agent of a legal existence and good standing certificate for the Borrower from the Secretary of State of Maryland, dated as of a recent date;

(h) receipt by the Agent of a copy of the charter of the Borrower, with all amendments, restatements, supplements or other modifications thereto, certified by the Secretary of State of the State of its formation;

(i) the Agent shall have (x) completed its due diligence review, and the results of any such due diligence review are satisfactory in form and substance to the Agent, and

(y) received all such documents and information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies;

(j) receipt by the Agent of evidence in all respects satisfactory to the Agent to the effect that all commitments in favor of the Borrower under, and all of the principal, interest, fees and other sums owing by the Borrower under, and all Liens, if any, securing the obligations of the Borrower in connection with, that certain $250,000,000 committed unsecured 364-day revolving line of credit, dated as of June 10, 2009, by and among the Borrower and eight other Investment Company Act funds managed by Credit Suisse Asset Management, LLC, shall have been terminated and satisfied in full, as the case may be;

(k) receipt by the Agent of all documents (including, without limitation, a duly completed Form FR U-1), opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Federal Reserve Board and other governmental and regulatory authorities, the existence of the Borrower, the authority for and the validity and enforceability of this Agreement and the Notes, if any, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent; and

(l) receipt by the Agent of payment of all (i) reasonable out-of-pocket expenses (including reasonable fees and disbursements of special counsel for the Agent) then payable hereunder, and (ii) fees then payable hereunder or under a separate fee letter, if any;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than June 30, 2017. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.02. All Borrowings. The obligation of each Bank to make a Loan on the occasion of any borrowing is subject to the satisfaction of the conditions precedent set forth in Section 3.01 hereof (or such conditions being waived in accordance with Section 9.05 hereof) and the satisfaction of the following conditions:

(a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02(a)(X) hereof, along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Federal Reserve Board, and receipt by such Bank of all such documents and instruments from the Agent;

(b) receipt by the Agent of a Borrowing Base Report as required by Section 2.02(a)(Y) hereof;

(c) the fact that, immediately after such borrowing, the aggregate outstanding principal amount of the Loans (i) will not exceed the lesser of (A) the Borrowing Base and (B) the Aggregate Commitment Amount as in effect on such date; and (ii) will not cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Amount;

(d) the fact that, immediately before and after such borrowing, no Default shall have occurred and be continuing;

(e) the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true on and as of the date of such borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(f) with respect to that particular Bank only, no change shall have occurred after the date hereof in any law or regulation thereunder or interpretation thereof (other than a Failure) that in the reasonable opinion of that Bank would make it illegal for that Bank to make such Loan.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (c), (d) and (e) of this Section.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

SECTION 4.01. Existence and Power; Investment Company. (a) The Borrower is a corporation under the laws of the State of Maryland. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Maryland and has all corporate powers and all authorizations and approvals required to carry on its business as now conducted. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of the Obligations, requires such qualification, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect.

(b) The Borrower is a closed-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of its stock (i) have been validly issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act to the extent required, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made.

SECTION 4.02. Authorization; Execution and Delivery: EEA Financial Institution; Etc. The execution and delivery by the Borrower of this Agreement and each of the other Loan Documents, and the performance by the Borrower of the Obligations, are within its corporate powers, and have been duly authorized by all requisite action by the Borrower. This Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower and its assets in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The Borrower is not an EEA Financial Institution.

SECTION 4.03. Noncontravention. Neither the execution and delivery by the Borrower of this Agreement, any other Loan Document, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by the Borrower (a) conflicts with, or results in a breach or violation of, or constitutes a default under any of the Charter Documents, (b) conflicts with or contravenes (i) any Applicable Law, (ii) any contractual restriction binding on or affecting the Borrower or any of its assets, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its assets, (c) with or without satisfying any requirement for the giving of notice or the passage of time (or both), would result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability under, any contractual obligation or any agreement or document to which the Borrower is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (d) results in any Adverse Claim upon any asset of the Borrower.

SECTION 4.04. Governmental Authorizations; Private Authorization. Other than the filing of the financing statement in the form attached to the Security Agreement in the office indicated on such financing statement, the Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement and each of the other Loan Documents and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by the Borrower in connection with the execution and delivery by the Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents.

SECTION 4.05. Regulations T, U and X. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereunder and thereunder will not (assuming all Federal Reserve Forms referred to in Article III shall have been executed and delivered by the Borrower and the appropriate Bank for retention in the files of such Bank) violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 4.06. Non-Affiliation with Banks. Neither any Bank nor any Affiliate of any Bank is an Affiliate of the Borrower, and none of the Borrower or any Affiliate of the Borrower is an Affiliate of any Bank or any Affiliate thereof.

SECTION 4.07. Subsidiaries. The Borrower has no Subsidiaries.

SECTION 4.08. Financial Information. (a) (i) The statement of assets and liabilities of the Borrower as of December 31, 2016, and the related statements of operations and changes in net assets for the fiscal year ended on such date, reported on by KPMG LLP and set forth in the annual report for the fiscal year ended on such date, together with the notes and schedules thereto and (ii) each financial statement delivered by the Borrower to the Banks in accordance with Section 5.01 hereof, in each case presents and will present fairly, in all material respects, in conformity with Generally Accepted Accounting Principles (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnotes), the financial position of the Borrower as of such date.

(b) Since the date of the annual report referred to in Section 4.08(a)(i) hereof, there has been no event or circumstance that has resulted in a Material Adverse Effect.

(c) Each of the financial statements of the Borrower (whether audited or unaudited) delivered to the Banks under the terms of this Agreement fairly presents all material contingent liabilities in accordance with Generally Accepted Accounting Principles, subject, in the case of unaudited financial statements, to the absence of footnotes and year-end adjustments.

SECTION 4.09. Material Litigation. There is no Material Litigation.

SECTION 4.10. ERISA. (a) The Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

(b) None of the following (individually or collectively) constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not effective: (i) the execution and delivery of this Agreement, (ii) the incurrence of any obligation under the Loan Documents, (iii) the making of any Loan, (iv) the payment by the Borrower of any principal, interest, fee or other sum owing under the Loan Documents, or (v) the consummation of any other transaction contemplated by the Loan Documents.

(c) No asset or other property of the Borrower constitutes Plan Assets.

SECTION 4.11. Taxes. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Internal Revenue Code. The Borrower has timely filed all material United States Federal income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been established in accordance with Generally Accepted Accounting Principles consistently applied and the non-payment of which could not have a Material Adverse Effect, and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate.

SECTION 4.12. Compliance. (a) The Borrower is in compliance with the Investment Company Act and the Securities Act except where (i) noncompliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. The Borrower is in compliance with all other Applicable Laws, all applicable ordinances, decrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any Authority except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where non-compliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance with all agreements and instruments to which it is a party or may be subject or to which any of its properties may be bound, in each case where the non-compliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance in all material respects with all of its Investment Policies and Restrictions.

(b) No Default has occurred and is continuing.

(c) The Borrower is not subject to any Applicable Law (other than the Investment Company Act) which limits (i) its ability to incur Debt, or (ii) the amount of Debt which may be incurred by the Borrower. The Borrower has not entered into any agreement with any Authority limiting its ability to incur indebtedness.

SECTION 4.13. Fiscal Year. The Borrower has a fiscal year which is twelve calendar months and, as of the Effective Date, ends on December 31 of each year.

SECTION 4.14. Full Disclosure. All written information heretofore furnished by the Borrower to the Agent and the Banks for purposes of or in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby was true and accurate in all material respects (taken as a whole) on the date as of which such information (taken as a whole) was stated or certified, and no such information contained any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect.

SECTION 4.15. Offering Document. The information set forth in the Offering Document and each report to stockholders of the Borrower, was, on the date thereof, true, accurate and complete in all material respects and did not, on the date thereof, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect. True and correct copies of all shareholder action, Managing Body action, SEC action, or amendments or modification to the Charter Documents (including, without limitation, each proxy statement and certification of the tabulations of the vote taken in connection therewith) effecting a change to the Investment Policies and Restrictions are contained on Schedule 2, and other than as set forth on Schedule 2 the Investment Policies and Restrictions have not been amended, restated, supplemented or otherwise modified since the date of the Offering Document.

SECTION 4.16. OFAC, Anti-Corruption and Other Regulations. (a) None of the Borrower, any of the Borrower’s Subsidiaries or any director or officer, or, to the knowledge of the Borrower any employee, agent or controlled affiliate of the Borrower or any such Subsidiary is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (y) located, organized or resident of a country, region or territory that is, or whose government is, the subject of Sanctions (currently Crimea, Cuba, Iran, North Korea, Sudan and Syria); (b) the Investment Adviser, or an Affiliate of the Investment Adviser, has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (c) the Borrower, its directors and officers and, to the knowledge of the Borrower, its employees and agents, are in compliance with applicable Sanctions and applicable Anti-Corruption Laws in all material respects.

SECTION 4.17. Title to Assets. The Borrower has good title to all its assets and other property, except where failure to have such title would not reasonably be expected to have a Material Adverse Effect.

ARTICLE V.

COVENANTS

The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under the Loan Documents remains unpaid:

SECTION 5.01. Information. The Borrower will deliver to the Agent and each Bank:

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of the Borrower for such fiscal year, together with an audit report thereon issued by KPMG LLP or other independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 70 days after the end of the first semi-annual period of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower for such period, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and certified (subject to the absence of footnotes and normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by an Authorized Signatory;

(c) if, as of the close of business on the last Domestic Business Day of each calendar month (each a “Calculation Date”) there shall be any Loans outstanding, then as soon as available and in any event not later the third Domestic Business Day thereafter, a Borrowing Base Report and a Valuation Report, in each case as at the close of business on such Calculation Date;

(d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above and, without duplication, each Borrowing Base Report and each Valuation Report delivered pursuant to clause (c) above, a certificate substantially in the form of Exhibit E attached hereto of an Authorized Signatory reasonably acceptable to the Banks stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(e) promptly and in any event within (i) one (1) Domestic Business Day after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of an Authorized Signatory setting forth the details thereof, and (ii) three (3) Domestic Business Days after such officer obtains knowledge of such Default, a certificate of an Authorized Signatory either (x) advising that such Default no longer exists, or (y) setting forth the action which the Borrower has taken, is taking or proposes to take with respect thereto;

(f) promptly after the filing thereof with the SEC or the mailing thereof to stockholders of the Borrower, copies of all reports to shareholders, amendments and supplements to the Borrower’s registration statement, the Offering Document, proxy statements, financial statements and other materials of a financial or otherwise material nature;

(g) promptly upon any officer or director of the Borrower becoming aware of any Material Litigation, notice and a description thereof and copies of any filed complaint relating thereto; and

(h) from time to time such additional documents and information as the Agent, at the request of any Bank, may reasonably request (x) regarding the financial position or business of the Borrower, including without limitation, listing reports and Valuation Reports, and (y) in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, at or before maturity, all of the Borrower’s lawful obligations and liabilities that, if unpaid, would reasonably be expected to have a Material Adverse Effect, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with Generally Accepted Accounting Principles, appropriate reserves for the accrual of any of the same.

SECTION 5.03. Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of the Borrower against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act and, in addition, as are customary in the case of registered closed-end investment companies; and will furnish to the Banks, upon request, information presented in reasonable detail as to the insurance so carried.

SECTION 5.04. Conduct of Business and Maintenance of Existence. (a) The Borrower will continue to engage in business of the same general type as now conducted by it as described in its Offering Document and as provided pursuant to the Investment Policies and Restrictions as in effect on the Effective Date.

(b) The Borrower will preserve, renew and keep in full force and effect its existence as a Maryland corporation and its rights, privileges and franchises necessary in the normal conduct of its business. The Borrower will maintain in full force and effect its registration as a closed-end management company under the Investment Company Act.

(c) The Borrower will not amend, restate, supplement or otherwise modify any of the Charter Documents or the Pricing Procedures if such amendment, termination, supplement or modification would reasonably be expected to have a Material Adverse Effect. The Borrower will provide copies to the Agent of all amendments, restatements, supplements, and other modifications of the Pricing Procedures or any of the Charter Documents, in each case prior to the effective date of any such amendment, restatement, supplement, or other modification or, if not practicable, as soon as practicable (and in any event within two (2) weeks) thereafter. The Borrower will comply in all material respects with the Pricing Procedures and the Charter Documents.

(d) The Borrower will at all times place and maintain the Collateral (as defined in the Security Agreement) in the custody of the Custodian.

SECTION 5.05. Compliance with Laws. The Borrower will comply in all respects with the Investment Company Act, all other Applicable Laws and the requirements of any Authority with respect thereto except where (i) non-compliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. The Borrower will file all federal and other material tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all material taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on its books and records).

SECTION 5.06. Inspection of Property, Books and Records. The Borrower will, or will cause the Custodian (on the Borrower’s behalf) to, keep proper books of account and records in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will permit representatives of any Bank, at such Bank’s expense, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times during normal business hours on reasonable advance notice and not more frequently than one time per year unless an Event of Default shall have occurred and be continuing.

SECTION 5.07. Indebtedness. The Borrower will not create, assume or suffer to exist any Indebtedness other than:

(a) Debt arising under this Agreement, the Notes and the other Loan Documents;

(b) Debt in favor of the Custodian incurred for purposes of clearing and settling purchases and sales of securities or consisting of overnight extensions of credit from the Custodian in the ordinary course of business;

(c) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments and awards do not constitute an Event of Default and so long as execution is not levied thereunder and in respect of which the Borrower (i) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (ii) shall have obtained an unsecured performance bond, and Debt in respect of such unsecured performance bond;

(d) Debt (other than Debt for the primary purpose of borrowing money) arising in connection with Financial Contracts (other than reverse repurchase agreements) arising in the ordinary course of the Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Investment Policies and Restrictions.

(e) Debt in respect of reverse repurchase agreements entered into in the ordinary course in an aggregate amount not to exceed 5% of the Borrower’s Total Assets.

SECTION 5.08. Liens. The Borrower will not create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof) in each case whether such asset is now owned or hereafter acquired, except (a) Liens in favor of the Agent, on behalf of itself and the Banks, created by or pursuant to any of the Loan Documents, (b) Liens (other than non-possessory Liens which pursuant to Applicable Law take priority (in whole or in part) over prior, perfected, liens and security interests) for judgments or decrees, taxes, assessments or other governmental charges or levies the payment of which is not at the time delinquent or is being contested in good faith, (c) Liens in favor of the Custodian (i) granted pursuant to the Custody Agreement to secure obligations of the Borrower arising thereunder or (ii) created by Applicable Law, and (d) Liens created in connection with the Borrower’s portfolio investments, securities lending and investment techniques to the extent permitted by Sections 5.07(d) and (e), provided that the aggregate value of all of the Borrower’s assets subject to any Lien permitted by this clause (d) does not at any time exceed 10% of the Borrower’s Total Assets.

SECTION 5.09. Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other Person or reorganize its assets into another entity, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions), except that the Borrower may sell its assets in the ordinary course of business as described in its Offering Document. The Borrower will not invest all of its investable assets in any other management investment company or otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure.

SECTION 5.10. Use of Proceeds. The Borrower shall use the proceeds of each Loan for its general business purposes, including, without limitation the purchase of investment securities and temporary or emergency purposes, provided that in no event shall the Borrower use the proceeds of any Loan for anything other than its general corporate or working capital purposes.

SECTION 5.11. Compliance with Investment Policies and Restrictions. The Borrower will at all times comply with the Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions.

SECTION 5.12. Non-Affiliation with Banks. The Borrower will not at any time become an Affiliate of any Bank or any Affiliate thereof, and the Borrower will use its best efforts to ensure that none of its Affiliates is or becomes an Affiliate of any Bank or any Affiliate thereof.

SECTION 5.13. Regulated Investment Company. The Borrower will maintain its status as a “regulated investment company” under the Internal Revenue Code at all times and will make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Internal Revenue Code.

SECTION 5.14. No Subsidiary. The Borrower will not have at any time any Subsidiary.

SECTION 5.15. ERISA. The Borrower will not become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

SECTION 5.16. Fiscal Year. The Borrower will not change its fiscal year from that set forth in Section 4.13 hereof without prior written notice to the Banks.

SECTION 5.17. Margin Regulations. The Borrower will not permit the making of any Loan to the Borrower or the use of the proceeds thereof to violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 5.18. Custodian; Auditor. The Borrower will not change the Borrower’s auditor (other than to a big four accounting firm or an accounting firm approved in writing by the Agent in its sole discretion) or the Custodian.

SECTION 5.19. Asset Coverage. The Borrower will not at any time permit the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 33 1/3% of Adjusted Net Assets.

SECTION 5.20. Maximum Amount. The Borrower will not at any time permit the aggregate amount of its outstanding Debt to exceed the Maximum Amount.

SECTION 5.21. Restricted Payments. The Borrower will not declare or make, or allow to be declared or made, any Restricted Payment, except:

(a) the Borrower may declare or make any Restricted Payment payable solely in shares of the common stock of the Borrower, and

(b) the Borrower may declare or make any Restricted Payment if, immediately before and after giving effect thereto, either (i) no Event of Default shall exist or would occur, or (ii) no principal of any Loan shall or would be outstanding.

SECTION 5.22. OFAC, Anti-Corruption and Other Regulations. The Borrower shall (a) not, directly or indirectly use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary thereof, any joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country, region or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise), and (b) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrower, the Subsidiaries thereof, and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions in all material respects.

SECTION 5.23. Further Assurances. The Borrower shall execute and deliver all such documents and instruments, and take all such actions, as the Agent may from time to time reasonably request in order to carry out the intent and purposes of the Security Documents and to establish, protect and perfect the rights and remedies intended to be created in favor of the Agent and the Banks pursuant to the Security Documents.

ARTICLE VI.

DEFAULTS

SECTION 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) (i) any interest on any Loan or any fee or any other amount (other than principal on the Loans) payable by the Borrower hereunder or under any of the other Loan Documents within five (5) days of the due date therefor, or (ii) any principal of any Loan; or

(b) the Borrower shall fail to observe or perform any covenant or agreement to be observed or performed by the Borrower and contained in Sections 2.05(a), (b), (c) or (d), 5.04(b), 5.05, 5.07, 5.08, 5.09, 5.10, 5.13, 5.14, 5.17, 5.18, 5.21 or 5.22 hereof; or

(c) the Borrower shall fail to observe or perform any covenant or agreement be observed or performed by the Borrower contained in (i) Sections 5.01(a), (b), or (d) and such failure shall continue unremedied for a period of ten (10) Domestic Business Days, (ii) Sections 5.01(c), 5.19, 5.20 and such failure shall continue unremedied for a period of four (4) Domestic Business Days, or (iii) this Agreement or any Loan Document (other than those covered by clauses (a), (b), (c)(i) or (c)(ii) of this Section) and such failure shall continue unremedied for a period of twenty (20) Domestic Business Days; or

(d) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

(e) the Borrower shall fail to make any payment in respect of any Debt in an aggregate principal amount in excess of the Threshold Amount when due (after giving effect to any applicable grace period); or

(f) any default or other similar event shall occur with respect to Debt of the Borrower in excess of the Threshold Amount which (i) results in the acceleration of the maturity of such Debt, (ii) enables the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof, or (iii) in the case of Debt arising under a Financial Contract, enables the other party thereto to terminate such Financial Contract; or

(g) the Borrower shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Borrower shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(h) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws (or any comparable Applicable Law) as now or hereafter in effect; or

(i) a judgment or order for the payment of money in excess of the Threshold Amount shall be rendered against the Borrower and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) days; or

(j) the Investment Adviser shall cease to be the investment adviser to the Borrower unless the successor thereto is a Control Affiliate of the Investment Adviser; or

(k) the investment adviser of the Borrower shall (i) consolidate with or merge into any other Person, unless it is the survivor or such other Person is a Control Affiliate thereof, or (ii) sell or otherwise dispose of all or substantially all of its assets; or

(l) an Investment Adviser Change of Control shall occur; or

(m) the suspension of registration of the Borrower’s shares or the commencement of any proceeding for such purpose; or

(n) the Agent for any reason shall cease to have a valid and perfected first priority (subject to any Lien permitted by clause (b) or clause (c) of Section 5.08) security interest in the Collateral (as defined in the Security Agreement), free and clear of all Adverse Claims; or

(o) the Borrower’s shares of common stock shall be suspended from trading on the NSE MKT LLC for more than two consecutive days upon which trading in such shares generally occurs on such exchange, or shall no longer be listed thereon; or

(p) any of the Investment Policies and Restrictions that may not be changed without the approval of stockholders of the Borrower are changed;

then, and in every such event, the Agent shall (i) if requested by Banks constituting Required Banks by notice to the Borrower terminate the Commitments, and they shall thereupon terminate, and (ii) if requested by Banks constituting Required Banks by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon and all other sums owing under the Loan Documents) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) of this Section with respect to the Borrower, automatically without any notice to the Borrower or any other act by the Agent or any Bank, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all other sums owing under the Loan Documents) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 6.02. Remedies. No remedy herein conferred upon the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

ARTICLE VII.

THE AGENT

SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference to the Agent.

SECTION 7.02. Action by Agent. The duties and responsibilities of the Agent hereunder are only those expressly set forth herein. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default except as expressly provided in Article VI. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Borrower or a Bank.

SECTION 7.03. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Covered Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Covered Persons of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the credit facilities provided for herein as well as activities as Agent.

SECTION 7.04. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to a Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) except to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final nonappealable judgment in connection therewith. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of the Borrower; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (d) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine or to be signed by the proper party or parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of the Banks, the Agent may presume that such condition is satisfactory to the Banks unless the Agent shall have received notice to the contrary from a Bank within a reasonable period of time prior to the making of such Loan.

SECTION 7.05. Indemnification. Each Bank shall, ratably in accordance with its Commitment Percentage (or, if the Commitments shall have expired or terminated, its Commitment Percentage as in effect immediately prior to such expiration or termination), indemnify the Agent and its Affiliates, officers, directors and employees (to the extent not reimbursed by the Borrower) for all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) that such Person may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Person hereunder or thereunder, provided that no Bank shall have any obligation to indemnify any such Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct, provided, however, that no action taken or not taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

SECTION 7.06. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.07. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with, if no Event of Default has occurred and is continuing, the prior written consent of the Borrower, which consent shall not be unreasonably withheld, conditioned or delayed. If no successor Agent shall have been so appointed by the Required Banks within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 7.08. Agent as Bank. In its individual capacity, State Street and any other Bank that serves as a successor Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also the Agent.

SECTION 7.09. Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

SECTION 7.10. Withholding Tax. To the extent required by any Applicable Law, the Agent may withhold from any interest payment to any Bank an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Bank shall indemnify the Agent (to the extent that the Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

ARTICLE VIII.

CHANGE IN CIRCUMSTANCES

SECTION 8.01. Additional Costs; Capital Adequacy. (a) If any new law, rule or regulation, or any change (other than any change by way of imposition or increase of any reserve requirements reflected in the Adjusted LIBOR Offered Rate) after the date hereof in the interpretation or administration of any Applicable Law, rule or regulation by any Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or its Applicable Lending Office with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the date hereof shall:

(i) subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge (without duplication of any amounts due under Section 2.09 of this Agreement) with respect to its Loans, its Note or its Commitment, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for (x) any tax on, or changes in the rate of tax on the overall net income of, or franchise taxes payable by, such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank’s principal executive office or Applicable Lending Office is located, or (y) any taxes imposed as a result of a present or former connection between such Bank or its Applicable Lending Office and the jurisdiction imposing such tax other than a connection arising solely as a result of such Bank or its Applicable Lending Office having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement; or

(ii) impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) any other condition affecting its Loans, its Note or its Commitment; or

(iii) impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Bank’s Commitment; and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, funding, issuing, renewing, extending or maintaining any Loan or such Bank’s Commitment, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, promptly upon demand by such Bank (and in any event within thirty (30) days after demand by such Bank) and delivery to the Borrower of the certificate required by clause (d) of this Section (with a copy to the Agent), the Borrower shall pay to such Bank the additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall determine that any change after the date hereof in any existing Applicable Law, rule or regulation or any new law, rule or regulation regarding liquidity or capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding liquidity or capital adequacy (whether or not having the force of law) of any such Authority, central bank or comparable agency issued, promulgated or enacted after the date hereof, has or would have the effect of reducing the rate of return on capital of such

Bank (or its parent corporation) as a consequence of such Bank’s Loans or obligations hereunder to a level below that which such Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to liquidity and capital adequacy) by an amount deemed by such Bank to be material, then from time to time, promptly upon demand by such Bank (with a copy to the Agent) (and in any event within thirty (30) days after demand by such Bank) the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent corporation) for such reduction.

(c) Failure or delay on the part of any Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Bank notifies the Borrower of the change giving rise to such increased costs or reductions and of such Bank’s intention to claim compensation therefor; provided further that, if the change giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(d) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and, upon the written request of the Borrower, will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

SECTION 8.02. Basis for Determining Interest Rate Inadequate or Unfair. If, on or prior to the first day of any Interest Period for any borrowing of LIBOR Loans, the Agent shall determine or be notified by the Required Banks that:

(a) adequate and reasonable methods do not exist for ascertaining the interest rate applicable for such Interest Period on the basis provided for in the definition of LIBOR Offered Rate, or

(b) the Adjusted LIBOR Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to Banks of funding their LIBOR Loans for such Interest Period,

the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event, until the Agent notifies the Borrower and the Banks that the circumstances giving rise to such suspension no longer exist, (i) any Notice of Borrowing or Notice of Conversion with respect to LIBOR Loans shall be automatically withdrawn and shall be deemed to be a request for a Base Rate Loan, (ii) each LIBOR Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make LIBOR Loans shall be suspended until the Agent or the Required Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent at the instruction of the Required Banks, shall so notify the Borrower and the Banks.

SECTION 8.03. Illegality. If any future Applicable Law, rule, regulation, treaty or directive, or any change in any present or future Applicable Law, rule, regulation, treaty or directive, or any change in the interpretation or administration of any present or future Applicable Law, rule, regulation, treaty or directive by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its LIBOR Lending Office) with any new directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, (a) the commitment of such Bank to make LIBOR Loans or convert Base Rate Loans to LIBOR Loans shall forthwith be suspended, and (b) such Bank’s Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the last day of the Interest Period applicable to such LIBOR Loans or within such earlier period as may be required by law. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such LIBOR Loan, together with accrued interest thereon and any amount payable by the Borrower pursuant to Section 8.05 hereof. Concurrently with prepaying each such LIBOR Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Banks), and such Bank shall make such Base Rate Loan.

SECTION 8.04. Base Rate Loans Substituted for Affected LIBOR Loans. If (i) the obligation of any Bank to make LIBOR Loans has been suspended pursuant to Section 8.03 hereof or (ii) any Bank has demanded compensation under Section 8.01(a) hereof with respect to LIBOR Loans and the Borrower shall, by at least two LIBOR Business Days’ prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a) all Loans which would otherwise be made by such Bank as LIBOR Loans shall be made instead as Base Rate Loans, and

(b) after each of its LIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such LIBOR Loans shall be applied to repay its Base Rate Loans instead.

SECTION 8.05. Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (excluding loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion relating thereto in accordance with Section 2.02 hereof or (c) the making of any payment of a LIBOR Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

SECTION 8.06. Replacement Banks. Upon the election of any Bank to request reimbursement by the Borrower for amounts due under Section 8.01 or Section 2.11 hereof, or upon the suspension of any Bank’s obligation to make, convert to or continue LIBOR Loans, or in the case of a Delinquent Bank, the Borrower may find a replacement Bank which shall be reasonably satisfactory to the Agent and the Borrower (a “Replacement Bank”). Each Bank agrees that, should it be identified for replacement pursuant to this Section 8.06, it will (at no out-of-pocket cost or expense of such Bank) promptly execute and deliver (against payment to such Bank of all sums owing to it under the Loan Documents, whether or not then due) all documents and instruments reasonably required by the Borrower to assign such Bank’s Loans and Commitment to the applicable Replacement Bank.

SECTION 8.07. Change of Law. For the avoidance of doubt and notwithstanding anything herein to the contrary, for all purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) pursuant to Basel III, all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), shall in each case be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented.

SECTION 8.08. Delinquent Banks. (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that (i) willfully does not or (ii) does not as a result of a Failure (as defined below) (A) make available to the Agent its pro rata share of any Loan, or (B) comply with the provisions of Section 9.04 hereof with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans, interest, fees and other amounts. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The provisions of this Section 7.10 shall not affect the rights of the Borrower against any such Delinquent Bank.

(b) For purposes of this Section 8.08, a “Failure” of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the bankruptcy laws as now or hereafter in effect.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.01. Notices. (a) All notices, requests, consents and other communications under the Loan Documents to any party hereto (each a “Notice”) shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on Schedule 1 attached hereto or by approved electronic communication in accordance with Section 9.01(b). Each Notice shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in paragraph (c).

(b) Notices made by the Borrower consisting of requests for loans or notices of repayments hereunder or items referred to in Sections 5.01(a), (b), (c), (d) and (f) hereof may be delivered or furnished by e-mail or other electronic communication (including internet or intranet websites) pursuant to procedures approved by the Agent, unless the Agent, in its discretion, has previously notified the Borrower otherwise. In furtherance of the foregoing, each Bank hereby agrees to notify the Agent in writing, on or before the date such Bank becomes a party to this Agreement, of such Bank’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Bank). Each of the Agent and the Borrower may, in its discretion, agree to accept other Notices to it under the Loan Documents by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular Notices. None of the Agent, any Bank, nor any of the directors, officers, employees, agents or Affiliates of the Agent or any Bank shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

(c) Unless the Agent otherwise prescribes, (i) Notices sent to an e-mail address shall be deemed to have been given when received by the Agent or any Bank, as applicable, and (ii) if agreed to pursuant to paragraph (b), above, financial information posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such Notice is available and identifying the website address therefor, provided that, for both clauses (i) and (ii) above, if such Notice is not sent during the normal business hours of the recipient, such Notice shall be deemed to have been sent at the opening of business on the next Domestic Business Day for the recipient.

(d) Any party hereto may change its address, facsimile number or e-mail address for Notices under the Loan Documents by notice to the other parties hereto.

(e) The Borrower hereby acknowledges that: (i) the Agent may make available to the Banks Specified Materials by posting some or all of the Specified Materials on an Electronic Platform approved by the Borrower, (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, (iii) the Electronic Platform is provided and used on an “as is,” “as available” basis, and (iv) neither the Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. The Agent, on behalf of itself and its Affiliates, expressly and specifically disclaims, with respect to the Electronic Platform, delays in posting or delivery, or problems accessing the Specified Materials posted on the Electronic Platform, and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Electronic Platform. No representation or warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent or any of its Affiliates in connection with the Electronic Platform.

(f) Each Bank hereby agrees that notice to it in accordance with this Section 9.01 specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of the Loan Documents, constitute effective delivery to such Bank of such Specified Materials.

(g) Each Bank: (i) acknowledges that the Specified Materials, including information furnished to it by the Borrower or the Agent pursuant to, or in the course of administering, the Loan Documents, may include material, non-public information concerning the Borrower or its securities, and (ii) confirms that: (A) it has developed compliance procedures regarding the use of material, non-public information; and (B) it will handle such material, non-public information in accordance with such procedures and Applicable Laws, including federal and state securities laws.

SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall promptly pay (i) all reasonable and documented out-of-pocket expenses of the Agent, including reasonable and documented fees and disbursements of special counsel for the Agent, in connection with the preparation, negotiation and closing of this Agreement and the Loan Documents, the syndication of and the administration of the facility established hereby, any waiver or consent hereunder or any amendment hereof or thereof or any waiver of any Default or alleged Default, and any termination hereof or thereof and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the Notes.

(b) The Borrower agrees to indemnify the Agent, each Bank, and each of their Affiliates, and the officers, directors and employees of the Agent each Bank and each such Affiliate (each, a “Covered Person”) and hold each Covered Person harmless from and against any and all claims, liabilities, losses, damages, costs, penalties, actions, judgments and reasonable and documented expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable and documented fees and disbursements of counsel (collectively, the “Liabilities”) which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans hereunder, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence, bad faith, or willful misconduct.

SECTION 9.04. Set Off. During the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any Collateral (as defined in the Security Agreement) in the possession of any such Bank may be applied to or set off by such Bank against the payment of the Obligations. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations owing to such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it its proportionate payment thereof as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended, waived, supplemented or otherwise modified if, but only if, contained in a written agreement signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such agreement shall (i) increase the Commitment Amount of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Bank affected thereby thereof, (iii) postpone the Termination Date or the date of any payment for any Loan or any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Aggregate Commitment Amount, without the written consent of each Bank affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required hereby or the pro rata reduction of Commitment Amounts required hereby, without the written consent of each Bank affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to waive, amend, supplement or otherwise modify any rights hereunder without the written consent of each Bank, (vi) change the currency in which Loans are to be made or payment under the Loan Documents is to be made, or add additional borrowers, in each case without the written consent of each Bank, or (vii) release all or substantially all of the Collateral (as defined in the Security Agreement) from the liens thereunder (except as may be expressly provided in the applicable Security Document), without the consent of each Bank, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent. No delay or omission on the part of any Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of such Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under the Loan Documents without the prior written consent of all of the Banks (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

(b) Any Bank may at any time grant to one or more commercial banks or other financial institutions (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, restatement, supplement or other modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any amendment, restatement, supplement or other modification or waiver of this Agreement described in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of Section 9.05 hereof without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest; provided that no Participant shall be entitled to receive an amount greater than its pro rata share of any amount the selling Bank would have received hereunder had no participation been sold. An assignment or other transfer which is not permitted by clauses (c) or (d) of this Section shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 9.06(b). Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Notes or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Person whose name is recorded in the Participant Register shall be treated as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(c) Subject to Section 9.06(f) hereof, any Bank may at any time assign to one or more commercial banks or other financial institutions (each an “Assignee”) all, or a proportionate amount of at least $5,000,000 of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance (each an “Assignment and Acceptance”) in substantially the form of Exhibit F attached hereto executed by such Assignee and such transferor Bank, with, if no Default has occurred and is continuing, the written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and of the Agent, which consent shall not be unreasonably withheld or delayed; provided that no such consent of the Borrower or the Agent shall be required if the Assignee is a Control Affiliate of the transferor Bank. Upon acceptance and recording of an Assignment and Acceptance pursuant to Section 9.06(h) hereof, from and after the effective date specified therein, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 8.01 and 9.03 hereof, as well as to any fees accrued for its account and not yet paid).

Upon the consummation of any assignment pursuant to this Section 9.06(c) hereof, the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and the Assignee. In connection with each such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not organized under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent the tax forms required by Section 2.11 hereof. The Assignee shall, prior to the date of consent of the Borrower to the assignment deliver to the Borrower and the Agent a certification as to exemption from deduction or withholding of any United States Federal income taxes in accordance with Section 2.11 hereof (and thereafter shall be subject to the requirements thereof).

(d) Without notice to or consent of any Person, any Bank may at any time assign all or any portion of its rights under this Agreement, its Note, and the other Loan Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.01 hereof than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent.

(f) No Person may become an Assignee pursuant to clause (c) above if that Person is an Affiliate of the Borrower.

(g) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment Amounts of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank at any reasonable time and from time to time upon reasonable prior notice.

(h) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, an administrative questionnaire (in such form as supplied by the Agent) completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the administrative fee referred to in Section 9.06(c) hereof and, if required, the written consent of the Borrower and the Agent to such assignment and any applicable tax forms, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) revise Schedule 1 to reflect such Assignment and Acceptance and circulate such revised Schedule 1 to the Banks and the Borrower, which revised Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.06(h) hereof.

SECTION 9.07. Governing Law; Submission to Jurisdiction. This Agreement and each of the other Loan Documents are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction. Each of the Borrower, the Banks, and the Agent hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Commonwealth of Massachusetts court or Federal court of the United States of America sitting in Boston, Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents whether sounding in contract, tort, equity or otherwise, or for recognition or enforcement of any judgment, and the service of process in any suit being made upon it by mail at the address specified in Section 9.01 hereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by Applicable Law, all claims in respect of any such action or proceeding may be heard and determined in such Commonwealth of Massachusetts court or, to the extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

SECTION 9.08. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except to the extent prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 9.09. Confidential Material. (a) Each Bank agrees that any information, documentation or materials provided by the Borrower or the Borrower’s Affiliates, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of the Borrower or disclosing other non-public information in relation to this Agreement or the other Loan Documents (“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b) Confidential Material may be disclosed to Representatives of each Bank in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with the Borrower but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by the Borrower; provided, however, that the Banks may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Agent in connection with this Agreement or any of the other Loan Documents, (iv) bank examiners, auditors and accountants, or (v) any Assignee or Participant (or prospective Assignee or Participant) as long as such Assignee or Participant (or prospective Assignee or Participant) first agrees to be bound by the provisions of this Section 9.09. Notwithstanding anything to the contrary contained in this Section, any information that would, but for this sentence, constitute Confidential Material shall cease to be Confidential Material after the first anniversary of the date such information was first received by the Agent or any Bank.

SECTION 9.10. USA Patriot Act. Each Bank that is subject to the Patriot Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107- 56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

SECTION 9.11. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Bank.

SECTION 9.12. Survival. The provisions of Sections 7.05 and 9.03 hereof and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or other termination of the Commitments or the termination of any Loan Document or any provision thereof.

SECTION 9.13. Limitation on Liability. Notwithstanding anything to the contrary contained in the Loan Documents (a) neither any of the members of the Managing Body of the Borrower (collectively, the “Members”) nor any shareholders or other equity holders of the Borrower (collectively, the “Shareholders”) nor any managers or officers of the Borrower (collectively, the “Officers”) shall have any personal liability whatsoever to any of the Banks or the Agent under any of the Loan Documents, (b) the Banks and the Agent shall look solely to the assets of the Borrower for the payment of any debt, damage, judgment or decree, or for any money that may otherwise become due or payable to any of them under any of the Loan Documents, and (c) all dealings, undertakings and obligations of the Members and/or the Shareholders and/or the Officers under the Loan Documents shall be deemed to have been made subject to the foregoing limitations; provided however that nothing contained herein shall limit, restrict, prevent or otherwise prohibit the Agent or any Bank from pursuing any claim or cause of action which it may now or hereafter have against any Member or Shareholder or Officer for fraud, misrepresentation of any material fact or misappropriation of funds or assets.

SECTION 9.14. No Fiduciary Duty. The Borrower hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (ii) none of the Agent nor any Bank has any fiduciary or advisory relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrower, on the one hand, and the Agent and each Bank, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (iii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agent, the Banks, and the Borrower.

SECTION 9.15. Acknowledgement and Consent to Bail-In. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 9.16. Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and each of the other Loan

Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

[the remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, each party hereto, intending this Agreement to take effect as an agreement under seal, has caused this Agreement to be duly executed by its duly authorized representative(s) as of the day and year first above written.

CREDIT SUISSE ASSET MANAGEMENT
INCOME FUND, INC.

By:	/s/ Laurie Pecha
Name: Laurie Pecha
Title: Chief Financial Officer

STATE STREET BANK AND TRUST
COMPANY, as a Bank and as the Agent

By:	/s/ Paul J. Koobatian
Name: Paul J. Koobatian
Title: Vice President

Credit Suisse Asset Management Income Fund, Inc. - Credit Agreement

SCHEDULE 1

Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

BORROWER:

CREDIT SUISSE ASSET MANAGEMENT

INCOME FUND, INC.

Address for Notices:

Credit Suisse Asset Management Income Fund, Inc.

One Madison Avenue

New York, New York 10010

Attn: Chief Financial Officer

Tel: 212 325-2000

with a copy to:

Credit Suisse Asset Management Income Fund, Inc.

One Madison Avenue

New York, New York 10010

Attn: Secretary

Tel: 212 325-2000

with a copy to:

Willkie Farr & Gallagher

787 Seventh Avenue

New York, NY 10019

Attn: William Dye

Tel: 212 728 8219

Fax: 212 728 9219

E-mail: Wdye@willkie.com

BANKS:	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE
STATE STREET BANK AND TRUST	$90,000,000	100%
COMPANY

Domestic Lending Office, LIBOR Lending Office and Office for Notices to the Agent for Borrowings and Payments:

(a) if by overnight courier:

State Street Bank and Trust Company

Customer Service Unit

M/S CCB0901

One Iron Street

Boston, MA 02116

Attn: Eduardo Chaves

Tel: (617) 662-8574

Fax: (617) 988-6677

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

(b) in all other cases:

State Street Bank and Trust Company

Customer Service Unit

M/S CCB0901

One Iron Street

PO Box 5501

Boston, MA 02206-5501

Attn: Eduardo Chaves

Tel: (617) 662-8574

Fax: (617) 988-6677

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com

Office for all Other Notices:

(a) if by overnight courier:

State Street Bank and Trust Company

Mutual Fund Lending Department

M/S CCB0900

One Iron Street

Boston, MA 02210

Attn: Paul J. Koobatian,

Vice President

Tel: (617) 662-8622

(b) in all other cases:

State Street Bank and Trust Company

Mutual Fund Lending Department

M/S CCB0900

One Iron Street

State Street Bank

PO Box 5501

Boston, MA 02206-5501

Attn: Paul J. Koobatian,

Vice President

Tel: (617) 662-8622

pjkoobatian@statestreet.com

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SCHEDULE 2

Copies of all shareholder action, Managing Body action, SEC action, or amendments or modification to the Charter Documents (including, without limitation, each proxy statement and certification of the tabulations of the vote taken in connection therewith) effecting a change to the Investment Policies and Restrictions

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

One Madison Avenue

9th Floor

New York, New York 10010

Dear Shareholder,

The Annual Meeting of Shareholders (the “Meeting”) of Credit Suisse Asset Management Income Fund, Inc. (NYSE MKT: CIK) (the “Fund”) will be held at the offices of Credit Suisse Asset Management, LLC, One Madison Avenue, (between East 23rd and 24th Streets) 9th Floor, New York, New York 10010, on April 26, 2013, at 3:00 p.m. New York time. We urge you to take this opportunity to read the enclosed proxy materials and vote your shares as soon as possible.

Please refer to the “Questions & Answers Regarding the Annual Meeting and Proposals” enclosed with this letter for some helpful information about each proposal on which you are being asked to vote and with respect to voting your shares.

At the Meeting, in addition to the election of directors for the Fund, shareholders will be asked to approve changes to the Fund’s fundamental investment restrictions. Please carefully review the enclosed materials for an explanation of each of the proposals.

The Board of Directors of the Fund (the “Board”) unanimously approved each proposal. Accordingly, for the reasons discussed in the enclosed proxy statement, the Board unanimously recommends that shareholders vote in favor of each proposal. The Board urges all shareholders to exercise their rights by voting FOR each proposal.

YOUR VOTE IS EXTREMELY IMPORTANT TO US, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE URGE YOU TO VOTE AS SOON AS POSSIBLE. IF YOU HAVE ANY QUESTIONS, PLEASE DO NOT HESITATE TO CALL AST FUND SOLUTIONS, INC., THE FUND’S PROXY SOLICITOR, TOLL-FREE AT 1-866-745-0271.

We hope that you will be able to attend the Meeting. Whether or not you plan to attend the Meeting, please vote your shares. To assure that your shares are voted at the Meeting, please submit your vote through the Internet or by telephone, or return a completed, signed and dated proxy card. Please vote all proxy cards that you may receive from the Fund. The Fund has engaged AST Fund Solutions, Inc., a professional proxy solicitation firm, to assist with solicitations.

Your vote is vital to the outcome of the proposals being presented by the Board. Delaying to vote can potentially add to the cost of this proxy solicitation. I therefore strongly encourage all shareholders to participate in the governance of the Fund by voting as soon as possible.

Sincerely,

John G. Popp
Chief Executive Officer and President

QUESTIONS & ANSWERS REGARDING THE ANNUAL MEETING AND PROPOSALS

Q.	WHY DID YOU SEND ME THIS PROXY STATEMENT?

A.

This proxy statement was sent to you because you own shares, either directly or beneficially, of Credit Suisse Asset Management Income Fund, Inc. (the “Fund”) as of March 8, 2013, which is the record date for determining the shareholders of the Fund entitled to notice of, and to vote at, the meeting to be held on April 26, 2013 and any adjournments thereof (the “Annual Meeting”). The Fund is listed on the NYSE MKT. The NYSE MKT requires the Fund to hold an annual meeting each year. The Annual Meeting on April 26, 2013 will serve as the Fund’s annual meeting for 2013. The Board of Directors of the Fund (the “Directors” or the “Board”) urges you to review the information contained in the this proxy statement before voting on the proposals that will be presented at the Meeting (collectively, the “Proposals”).

Q.	WHAT ARE SHAREHOLDERS OF THE FUND BEING ASKED TO CONSIDER?

A.	At the Meeting, shareholders of the Fund will be asked to:

1.

Elect two (2) Directors for to serve until the 2016 Annual Meeting of Shareholders and one (1) Director to serve until the 2015 Annual Meeting of Shareholders or until their successors are duly elected and qualified (“Proposal 1”).

2.	Approve the amendment or elimination of certain of the Fund’s fundamental investment restrictions to modernize and update the Fund’s fundamental investment restrictions (“Proposal 2”).

Q.	WHY ARE THE CHANGES TO THE FUND’S FUNDAMENTAL INVESTMENT RESTRICTIONS BEING PROPOSED?

A.

Many of the Fund’s fundamental investment restrictions are more restrictive than required by current law or were adopted in response to state law requirements that no longer exist. Therefore, the Fund has proposed changes to its fundamental investment restrictions to achieve the flexibility permitted under current law.

Q.	HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A.

The Board has unanimously recommended that shareholders vote for all Director nominees and for the amendment or elimination of the Fund’s fundamental investment restrictions as described in Proposal 2.

Q.	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A.	The vote required for the approval of each Proposal is as follows:

•	The election of a Director will require that the nominee receive a plurality of the votes cast at the Annual Meeting in person or by proxy.

i

•

Approval of each item in Proposal 2 requires a vote of the lesser of (i) 67% or more of the eligible votes of the Fund present at the Annual Meeting if more than 50% of the eligible votes of the Fund are present in person or by proxy or (ii) more than 50% of the eligible votes of the Fund.

Q.	WILL MY VOTE MAKE A DIFFERENCE?

A.

Your vote is very important and can make a difference in the governance of the Fund, no matter how many shares you own. Your vote can help ensure that the Proposals recommended by the Board can be implemented.

Q.	HOW CAN I VOTE MY SHARES?

A.

Please read the proxy statement and follow the instructions included on the enclosed proxy card. In addition to voting by mail, you may vote through the Internet by accessing the website that appears on the enclosed proxy card or by telephone by calling the toll-free number that appears on the proxy card. We encourage you to learn about all your options for voting by referring to the enclosed proxy card and using the control number that appears on it. Even if you intend to attend the Annual Meeting in person, you are encouraged to vote your proxy either through the Internet, by telephone or by completing and returning the proxy card. Whichever method your choose, please read the enclosed proxy statement carefully before voting.

Q.	WHO DO I CALL IF I HAVE QUESTIONS?

A.	If you need more information, or have any questions about voting, please call AST Fund Solutions, Inc., the Fund’s proxy solicitor, at 1-866-745-0271.

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

One Madison Avenue

9th Floor

New York, New York 10010

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

To Be Held on April 26, 2013

TO THE SHAREHOLDERS OF

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Credit Suisse Asset Management Income Fund, Inc. (NYSE MKT: CIK) (the “Fund”) will be held at the offices of Credit Suisse Asset Management, LLC, One Madison Avenue, (between East 23rd and 24th Streets) 9th Floor, New York, New York 10010, on April 26, 2013, at 3:00 p.m. New York time.

The purpose of the Meeting is to consider and act upon the following proposals and to consider and act upon such other matters as may properly come before the Meeting or any adjournments thereof:

(1)	To elect two (2) Directors to serve until the 2016 Annual Meeting of Shareholders and one (1) Director to serve until the 2015 Annual Meeting of Shareholders; and

(2)	To approve the amendment or elimination of certain of the Fund’s fundamental investment restrictions as follows:

A.	To amend the fundamental investment restriction regarding diversification.

B.	To amend the fundamental investment restriction regarding borrowing.

C.	To amend the fundamental investment restriction regarding investing in commodities.

D.	To amend the fundamental investment restriction regarding lending.

E.	To amend the fundamental investment restriction regarding investing in real estate.

F.	To amend the fundamental investment restriction regarding concentration.

G.	To amend the fundamental investment restriction regarding the issuance of senior securities.

H.	To eliminate the fundamental investment restriction regarding investing in other investment companies.

I.	To eliminate the fundamental investment restriction regarding purchasing securities on margin.

J.	To eliminate the fundamental investment restriction regarding short sales.

K.	To eliminate the fundamental investment restriction regarding investing for the purpose of exercising control over management of a company.

L.	To eliminate the fundamental investment restriction regarding investing in restricted securities.

M.	To eliminate the fundamental investment restriction regarding investing in interests in oil, gas or other mineral exploration development programs.

N.	To eliminate the fundamental investment restriction regarding investing in securities denominated in a foreign currency.

O.	To eliminate the fundamental investment restriction regarding investing in non-dividend paying equity securities.

These items are discussed in greater detail in the attached Proxy Statement.

The close of business on March 8, 2013 has been fixed as the record date for the determination of the shareholders of the Fund entitled to notice of, and to vote at, this Meeting.

This notice and related proxy material are first being mailed to shareholders on or about March 28, 2013.

By order of the Board of Directors,

John G. Popp
Chief Executive Officer and President

IMPORTANT:

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please refer to the website and telephone number indicated on your proxy card for instructions on how to cast your vote. To vote through the Internet, please go to the website indicated on your proxy card and follow the instructions located there, using your proxy card as a guide. To vote by telephone, please call the toll-free number located on your proxy card and follow the recorded instructions, using your proxy card as a guide. To vote by mail, please mark, date, sign and return the enclosed proxy card promptly. No postage is required if mailed in the United States. It is important that you vote promptly in order to avoid the additional expense of further solicitation.

Dated: March 25, 2013

New York, New York

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

One Madison Avenue

9th Floor

New York, New York 10010

Proxy Statement for the

Annual Meeting of Shareholders

To Be Held on Friday, April 26, 2013

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (the “Board”) of Credit Suisse Asset Management Income Fund, Inc. (the “Fund”) for use at the Annual Meeting of Shareholders of the Fund scheduled to be held at the offices of Credit Suisse Asset Management, LLC (“Credit Suisse”), One Madison Avenue, 9th Floor, New York, New York 10010 on April 26, 2013 (commencing at 3:00 p.m. New York time) and at any adjournments thereof (collectively, the “Meeting”). A Notice of Annual Meeting of Shareholders and a proxy card (the “Proxy”) accompany this Proxy Statement.

Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone or personal interviews conducted by officers or employees of the Fund, Credit Suisse, the investment adviser to the Fund, State Street Bank and Trust Company, the administrator of the Fund (the “Administrator”), or AST Fund Solutions, Inc. (“AST”), a proxy solicitation firm that has been retained by the Fund and will receive a fee not to exceed $500 and be reimbursed for its reasonable expenses. All costs of solicitation, including (a) printing and mailing of this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Fund’s shares, (c) payment of AST for its services in soliciting Proxies and (d) supplementary solicitations to submit Proxies, will be borne by the Fund. This Proxy Statement is expected to be mailed to shareholders on or about March 28, 2013.

Each of the Fund and Credit Suisse has its principal executive office at One Madison Avenue, 9th Floor, New York, New York 10010. The Administrator has its principal executive office at One Lincoln Street, Boston, Massachusetts 02110.

The Fund’s Annual Report containing audited financial statements for the fiscal year ended December 31, 2012 has previously been furnished to all shareholders of the Fund. It is not to be regarded as proxy-soliciting material.

Only shareholders can attend the Meeting and any adjournment or postponement thereof. To gain admittance, if you are a shareholder of record, you must bring a form of personal identification to the Meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your shares and you plan to attend the Meeting, you should bring a recent brokerage statement showing your ownership of

1

the shares, as well as a form of personal identification. Shareholders who wish to vote in person at the Meeting must comply with all applicable conditions.

If the enclosed Proxy is properly executed and returned in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy. Except for broker non-votes, executed Proxies that are unmarked will be voted “FOR” any proposal for which no instruction is given, and, in accordance with the judgment of the persons named in the Proxy on any matters that may properly come before the Meeting and that are deemed appropriate. Any shareholder giving a Proxy has the power to revoke it by mail (addressed to the Secretary of the Fund, c/o Credit Suisse Asset Management, LLC, One Madison Avenue, 9th Floor, New York, New York 10010) or in person at the Meeting by executing a superseding Proxy or by submitting a notice of revocation.

Shareholders may be able to vote their shares by touchtone telephone or by Internet by following the instructions on the Proxy. The Internet procedures are designed to authenticate a shareholder’s identity to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. To vote by Internet or by touchtone telephone, shareholders can access the website or call the toll-free number listed on the Proxy. To vote by touchtone telephone or by Internet, shareholders will need to input a control number, which appears on the Proxy.

A quorum of shareholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting, the holders of a majority of the shares present in person or by proxy will have the power to adjourn the Meeting, without notice other than an announcement at the Meeting, until the requisite number of shares entitled to vote at the Meeting is present. In the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of Proxies. Any such adjournment will require the affirmative vote of a majority of the Fund’s shares represented at the Meeting in person or by proxy, and the persons named as proxies will vote those Proxies that they are entitled to vote “FOR” any proposal in favor of such adjournment and will vote those proxies required to be voted “AGAINST” any proposal against any such adjournment. Absent the establishment of a subsequent record date and the giving of notice to the holders of record thereon, the adjourned Meeting must take place not more than 120 days after the record date. At such adjourned Meeting, any business may be transacted which might have been transacted at the original Meeting. If a quorum is present, a shareholder vote may be taken on one or more of the proposals properly brought before the Meeting prior to any adjournment if sufficient votes have been received and it is otherwise appropriate.

For purposes of the election of Directors (Proposal 1), abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not

2

have discretionary power) will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. For purposes of the vote on the amendment or eliminations of each of the Fund’s fundamental investment restrictions described in Proposal 2, abstentions and broker non-votes will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining the presence of a quorum. Accordingly, shareholders are urged to forward their voting instructions promptly.

The Fund has one class of shares of capital stock, par value $0.001 per share (the “Shares”). On the record date, March 8, 2013, there were 51,021,323 Shares outstanding. Each Share is entitled to one vote at the Meeting, and fractional Shares are entitled to a proportionate share of one vote. In accordance with the rules of the Securities and Exchange Commission (“SEC”), the Fund is advising its shareholders of the availability on the Internet of the proxy materials relating to the Meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because the Fund has elected to utilize the “full set delivery” option, the Fund is delivering to all shareholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of the Fund to Be Held on April 26, 2013. The Notice of Annual Meeting of Shareholders, Proxy Statement and the Fund’s most recent annual report are available on the Internet at www.credit-suisse.com/us. The Fund will furnish, without charge, a copy of the Fund’s annual report for its fiscal year ended December 31, 2012 to any Fund shareholder upon request. To request a copy, please write to the Fund c/o Credit Suisse Asset Management, LLC, One Madison Avenue, 9th Floor, New York, NY 10010, or call Telephone: 1-800-293-1232. You may also call for information on how to obtain directions to be able to attend the Meeting and vote in person.

PROPOSAL 1: ELECTION OF DIRECTORS

The first proposal to be submitted at the Meeting will be the election of three (3) Directors of the Fund to hold office for the terms set forth below and until their successors are duly elected and qualified. Directors who are not “interested persons” (as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund and the Fund’s investment adviser, Credit Suisse, are referred to in this Proxy Statement as “Independent Directors”.

Pursuant to the Fund’s Articles of Incorporation, the Board is divided into three classes, each class having a term of three years. Each year the term of one class will expire. Enrique R. Arzac, Terry F. Bovarnick and John G. Popp have each been

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nominated for election to the Board for the class and term as set forth opposite his or her name below:

Director	Class	Term
Enrique R. Arzac	Class III	Three-year term to expire at the Fund’s 2016 Annual Meeting

Terry F. Bovarnick	Class III	Three-year term to expire at the Fund’s 2016 Annual Meeting

John G. Popp	Class II	Two-year term to expire at the Fund’s 2015 Annual Meeting

Each of Messrs. Arzac and Popp and Ms. Bovarnick currently serve as Directors of the Fund. Mr. Popp was appointed a Director of the Fund effective February 12, 2013. James J. Cattano and Steven N. Rappaport are each Class I directors whose term will expire at the Fund’s 2014 Annual Meeting of Shareholders or until his successor is duly elected and qualified. Lawrence J. Fox is a Class II director whose term will expire at the Fund’s 2015 Annual Meeting of Shareholders or until his successor is duly elected and qualified.

Each nominee has consented to serving as a Director of the Fund if elected and has also consented to being named in this Proxy Statement.

The following tables set forth certain information regarding the nominees for election to the Board, Directors whose terms of office continue beyond the Meeting, and the principal officers of the Fund. The current terms of office of the Fund’s officers will end at the Board of Directors’ meeting next following the Meeting.

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DIRECTORS/NOMINEES

Name and Address, and Year of Birth	Position(s) Held With Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen By Director	Other Directorships Held By Director During Past Five Years
Independent Nominees for Director:

Enrique R. Arzac c/o Credit Suisse Asset Management, LLC Attn: General Counsel One Madison Avenue New York, New York 10010 Year of Birth: 1941	Director, Nominating Committee Member and Audit Committee Chairman	Since 1990; current term ends at the 2013 annual meeting	Professor of Finance and Economics, Graduate School of Business, Columbia University since 1971	9	Director of Epoch Holding Corporation (an investment management and investment advisory services company); Director of The Adams Express Company, Director of Petroleum and Resources Corporation, Aberdeen Chile Fund, Inc., Aberdeen Indonesia Fund, Inc., Aberdeen Israel Fund, Inc., Aberdeen Latin America Equity Fund, Inc. and Aberdeen Emerging Markets Telecommunications and Infrastructure Fund, Inc. (each a closed end investment company); Director of Aberdeen Asia-Pacific Income Investment Company Limited (a Canadian closed-end fund); Director of Star-comms PLC (telecommunications company) from 2008 to 2011; Trustee of Mirae Discovery Funds (6 open-end portfolios)

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Name and Address, and Year of Birth	Position(s) Held With Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen By Director	Other Directorships Held By Director During Past Five Years
Terry F. Bovarnick c/o Credit Suisse Asset Management, LLC Attn: General Counsel One Madison Avenue New York, New York 10010 Year of Birth: 1958	Director, Nominating Committee and Audit Committee Member	Since 2006; current term ends at 2013 annual meeting	Currently retired.	2	None

Interested Nominee for Director:

John G. Popp* Credit Suisse Asset Management, LLC One Madison Avenue New York, New York 10010 Year of Birth: 1956	Director; Chief Executive Officer and President	Director since 2013; current term ends at 2013 annual meeting; Chief Executive Officer and President since 2010	Managing Director of Credit Suisse; Group Manager and Senior Portfolio Manager for Performing Credit Strategies; Associated with Credit Suisse or its predecessor since 1997; Officer of other Credit Suisse Funds.	2	None

*	Mr. Popp is an “interested person” of the Fund as defined in the 1940 Act by virtue of his current position as an officer of Credit Suisse.

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Name and Address, and Year of Birth	Position(s) Held With Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen By Director	Other Directorships Held By Director During Past Five Years
Independent Directors:
James J. Cattano. c/o Coastal Trade Corp. 999 Vanderbilt Beach Road Suite 200 Naples, FL 34108 Year of Birth: 1943	Director, Nominating Committee and Audit Committee Member	Since 2006; current term ends at the 2014 annual meeting	President, Coastal Trade Corp. (a consulting business) since October 2011; President, Primary Resources, Inc. (an international trading and manufacturing company specializing in the sale of agricultural commodities throughout Latin American markets) from October 1996 until October 2011	2	Director of Aberdeen Chile Fund, Inc., Aberdeen Indonesia Fund, Inc., Aberdeen Israel Fund, Inc., Aberdeen Latin America Equity Fund, Inc. and Aberdeen Emerging Markets Telecommunications and Infrastructure Fund, Inc. (each a closed-end investment company)

Lawrence J. Fox c/o Credit Suisse Asset Management, LLC Attn: General Counsel One Madison Avenue New York, New York 10010 Year of Birth: 1943	Director and Nominating Committee Member	Since 1990; current term ends at the 2015 annual meeting	Partner of Drinker Biddle & Reath (law firm) since 1972; Lecturer at Yale Law School since 2009	2	Director of Aberdeen Chile Fund, Inc., Aberdeen Indonesia Fund, Inc., Aberdeen Israel Fund, Inc. and Aberdeen Latin America Equity Fund, Inc. (each a closed-end investment company); Director of Dynasil Corporation (a manufacturing company)

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Name and Address, and Year of Birth	Position(s) Held With Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen By Director	Other Directorships Held By Director During Past Five Years
Steven N. Rappaport Lehigh Court LLC 555 Madison Avenue, 29th Floor New York, New York 10022 Year of Birth: 1948	Chairman of the Board of Directors, Nominating Committee Chairman and Audit Committee Member	Since 2005; Chairman since 2012; current term ends at the 2014 annual meeting	Partner of Lehigh Court, LLC and RZ Capital (private investment firms) from July 2002 to present	9	Director of iCAD, Inc. (a surgical & medical instruments & apparatus company); Director of Presstek, Inc. (digital imaging technologies company) from 2003 to 2012; Director of Wood Resources, LLC (plywood manufacturing company); Director of Aberdeen Chile Fund, Inc., Aberdeen Indonesia Fund, Inc., Aberdeen Israel Fund, Inc., Aberdeen Latin America Equity Fund, Inc. and Aberdeen Emerging Markets Telecommunications and Infrastructure Fund, Inc. (each a closed-end investment company)

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OFFICERS WHO ARE NOT DIRECTORS

Name, Address, and Year of Birth	Position(s) Held With Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years
Thomas J. Flannery . Credit Suisse Asset Management, LLC One Madison Avenue New York, New York 10010 Year of Birth: 1974	Chief Investment Officer	Since 2010	Managing Director of Credit Suisse; Associated with Credit Suisse Group AG since 2000; Officer of other Credit Suisse Funds

Bruce Rosenberg Credit Suisse Asset Management, LLC One Madison Avenue New York, New York 10010 Year of Birth: 1961	Chief Financial Officer	Since 2012	Director and Director of Liquid Accounting of Credit Suisse; Associated with Credit Suisse or its predecessor since 2008; Associated with Bank of New York Mellon Alternative Investment Services from 2006 to 2008; Officer of other Credit Suisse Funds

Emidio Morizio Credit Suisse Asset Management, LLC One Madison Avenue New York, New York 10010 Year of Birth: 1966	Chief Compliance Officer	Since 2004	Managing Director and Global Head of Compliance of Credit Suisse since 2010; Director and Global Head of Compliance of Credit Suisse from January 2005 to December 2009; Associated with Credit Suisse since July 2000; Officer of other Credit Suisse Funds

Joanne Doldo Credit Suisse Asset Management, LLC One Madison Avenue New York, New York 10010 Year of Birth: 1959	Chief Legal Officer	Since 2013	Vice President of Credit Suisse; Associated with Credit Suisse since September 2011; Officer of other Credit Suisse Funds; Associated with Morgan Stanley Investment Management from 2002 to 2008; Contractor from 2009 to August 2011
Karen Regan Credit Suisse Asset Management, LLC One Madison Avenue New York, New York 10010 Year of Birth: 1963	Senior Vice President and Secretary	Since 2010	Vice President of Credit Suisse; Associated with Credit Suisse since December 2004; Officer of other Credit Suisse Funds

Cecilia Chau Credit Suisse Asset Management, LLC Eleven Madison Avenue New York, New York 10010 Year of Birth: 1973	Treasurer	Since 2008	Vice President of Credit Suisse since 2009; Assistant Vice President of Credit Suisse from June 2007 to December 2008; Associated with Alliance Bernstein L.P. from January 2007 to May 2007; Associated with Credit Suisse from August 2000 to December 2006; Officer of other Credit Suisse Funds

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Qualification of Board of Directors

The Board believes that each Director’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Directors lead to the conclusion that each Director should serve in such capacity. Among the attributes common to all Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Directors, Credit Suisse, other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Directors. A Director’s ability to perform his or her duties effectively may have been attained through the Director’s business, consulting, public service and/or academic positions; experience from service as a board member of the Fund and the other funds in the Fund Complex, other investment funds, public companies, or non-profit entities or other organizations; educational background or professional training; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Director that support the conclusion that each person should serve as a Director.

Independent Directors

Enrique R. Arzac. Mr. Arzac has been a Director since 1990 and Chairman of the Audit Committee since 2012. In addition, he has over 40 years of business and consulting experience in the areas of finance, trade and economics and academic experience as a professor of finance and economics. Mr. Arzac also currently serves on the boards of directors of other funds, including funds in the Fund Complex, and on the board of directors of an investment management and investment advisory services company.

Terry F. Bovarnick. Ms. Bovarnick has been a Director since 2006. In addition, she has over 30 years of executive and business experience in the investment industry. Ms. Bovarnick also serves on the board of trustees of another closed-end fund in the Fund Complex.

James J. Cattano. Mr. Cattano has been a Director since 2006. In addition, he has over 40 years of executive and business and academic experience in the international trading and manufacturing industry. Mr. Cattano also currently serves on the boards of directors of other closed-end funds, including a closed-end fund in the Fund Complex.

Lawrence J. Fox. Mr. Fox has been a Director since 1990. In addition, he has over 40 years of experience as an attorney. Mr. Fox also currently serves on the boards of directors of other closed-end funds, including a closed-end fund in the Fund Complex.

Steven N. Rappaport. Mr. Rappaport has been a Director since 2005 and Chairman of the Board and Chairman of the Nominating Committee since 2012. In addition, he has over 40 years of business experience in the financial services industry. Mr. Rappaport also serves on the boards of directors of other funds, including funds in the Fund Complex.

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Interested Director

John G. Popp. Mr. Popp has been a Director since 2013. He has over 30 years of business experience in the financial services industry. Mr. Popp also serves as Chief Executive Officer and President of all the funds in the Credit Suisse Fund complex and is a Trustee of the Credit Suisse High Yield Bond Fund.

Specific details regarding each Director’s principal occupations during the past five years are included in the table above.

Set forth in the table below is the dollar range of equity securities in the Fund and the aggregate dollar range of equity securities in the Credit Suisse Family of Investment Companies (as defined below) beneficially owned by each Director or nominee.

Name of Director or Nominee	Dollar range of Equity Securities in the Fund*(1)(2)	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Director or Nominee in Credit Suisse Family of Investment Companies*(1)(3)
Independent Nominees for Director:
Enrique R. Arzac	(E)	(E)
Terry F. Bovarnick	(C)	(C)
Interested Nominee for Director:
John Popp	(A)	(E)
Independent Directors:
James J. Cattano	(D)	(E)
Lawrence J. Fox	(D)	(E)
Steven N. Rappaport.	(E)	(E)

*	Key to Dollar Ranges
(A)	None
(B)	$1 $10,000
(C)	$10,001 $50,000
(D)	$50,001 $100,000
(E)	over $100,000
(1)

This information has been furnished by each Director as of December 31, 2012. “Beneficial Ownership” is determined in accordance with Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(2)	The Fund’s Directors and officers, in the aggregate, own less than 1% of the Fund’s outstanding equity securities.
(3)

“Credit Suisse Family of Investment Companies” means those registered investment companies that share Credit Suisse as their investment adviser and that hold themselves out to investors as related companies for purposes of investment and investor services.

As of December 31, 2012, none of the Independent nominees for election to the Board, the other Independent Directors or their immediate family members owned beneficially or of record any class of securities in Credit Suisse or in a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with Credit Suisse.

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During the fiscal year ended December 31, 2012, each Independent Director received an annual fee of $15,800 and $1,500 for each meeting of the Board attended by him/her and was reimbursed for expenses incurred in connection with his/her attendance at the Fund’s Board meetings. The total remuneration paid or accrued by the Fund during the fiscal year ended December 31, 2012 to all such Independent Directors was $116,000. The Chairman receives an additional annual fee of $5,000 and the Audit Committee Chairman receives an additional annual fee of $2,000. The Directors have approved a compensation plan that permits each Independent Director entitled to receive a fee from the Fund to elect to receive up to one hundred percent of his or her annual fee in the form of Fund shares issued by the Fund.

The following table shows certain compensation information for the Directors for the fiscal year ended December 31, 2012. All officers of the Fund are employees of and are compensated by Credit Suisse. None of the Fund’s executive officers or Directors who are also officers or directors of Credit Suisse received any compensation from the Fund for such period. The Fund has no bonus, profit sharing, pension or retirement plans.

Name of Director or Nominee	Aggregate Compensation From the Fund	Total Compensation From Fund and Fund Complex Paid To Director or Nominee*
Independent Nominees for Director:
Enrique R. Arzac	$24,292	$117,084
Terry F. Bovarnick	$21,800	$44,600
Independent Directors:
James J. Cattano	$22,128	$45,256
Lawrence J. Fox	$21,800	$44,600
Steven N. Rappaport	$25,980	$137,961

*	9 funds comprise the Fund complex. See the “Directors” table for the number of funds each Director serves.

During the fiscal year ended December 31, 2012, the Board convened six times. Each Director attended at least seventy-five percent of the aggregate number of meetings of the Board and any committees on which he or she served during the period for which he or she was a Director.

Leadership Structure and Oversight Responsibilities

Overall responsibility for oversight of the Fund rests with the Board. The Fund has engaged Credit Suisse to manage the Fund on a day-to day basis. The Board is responsible for overseeing Credit Suisse and other service providers in the operations of the Fund in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and the Fund’s charter. The Board is currently composed of six members, each of whom other than Mr. Popp is an Independent Director. The Board meets in-person at regularly scheduled quarterly meetings each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. As described below, the Board has established a Nominating Committee and an Audit

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Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities. The Independent Directors have also engaged independent legal counsel to assist them in performing their oversight responsibilities.

The Board has appointed Steven Rappaport, an Independent Director, to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as a liaison with Credit Suisse, other service providers, counsel and other Directors generally between meetings. The Chairman serves as a key point person for dealings between management and the Directors. The Chairman may also perform such other functions as may be delegated by the Board from time to time. The Board reviews matters related to its leadership structure annually. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among committees of Directors and the full Board in a manner that enhances effective oversight.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board’s general oversight of the Fund and is addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of Credit Suisse and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. Credit Suisse and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of Credit Suisse and other service providers have their own independent interest in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Fund, the Board interacts with and reviews reports from, among others, Credit Suisse, the Fund’s Chief Compliance Officer, the Fund’s independent registered public accounting firm and counsel, as appropriate, regarding risks faced by the Fund and applicable risk controls. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Messrs. Arzac, Cattano and Rappaport and Ms. Bovarnick constitute the Fund’s Audit Committee, which is composed of Directors who are not interested persons of the Fund and who are independent (as such term is defined by the listing standards of the NYSE MKT LLC (“NYSE MKT”)). The Audit Committee convened three times during the fiscal year ended December 31, 2012. The Audit Committee advises the full Board with respect to accounting, auditing and financial matters affecting the Fund.

All of the Directors, except for John Popp, constitute the Fund’s Nominating Committee, which is composed of Directors who are independent (as such term is defined by the listing standards of the NYSE MKT). The Nominating Committee met three times during the fiscal year ended December 31, 2012. At a meeting of the Nominating

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Committee held on February 12, 2013, the Nominating Committee (with the nominees abstaining from voting) determined to recommend to the full Board the nomination of Mr. Arzac and Ms. Bovarnick for a three-year term and Mr. Popp for a two-year term. The Nominating Committee selects and recommends to the full Board candidates for nomination as Directors. The Board has adopted a Nominating Committee Charter (a copy of which is included as Appendix A.) In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with investment companies and other organizations of comparable purpose, complexity, size and subject to similar legal restrictions and oversight, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees thereof. With respect to diversity, the Nominating Committee considers whether a candidate’s background, experience and skills will contribute to the diversity of the Board.

The Nominating Committee will consider candidates submitted by shareholders or from other sources it deems appropriate. Any recommendation should be submitted to the Secretary of the Fund, c/o Credit Suisse Asset Management, LLC, One Madison Avenue, 9th Floor, New York, New York 10010. Any submission should include at a minimum the following information: As to each individual proposed for election or re-election as Director, the name, age, business address, residence address and principal occupation or employment of such individual, the class, series and number of shares of stock of the Fund that are beneficially owned by such individual, the date such shares were acquired and the investment intent of such acquisition, whether such stockholder believes such individual is, or is not, an “interested person” of the Fund (as defined in the 1940 Act), and information regarding such individual that is sufficient, in the discretion of the Nominating Committee, to make such determination, and all other information relating to such individual that is required to be disclosed in solicitation of proxies for election of Directors in an election contest (even if an election contest is not involved) or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the 1934 Act, and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Director (if elected)). In the case of any Fund holding a meeting of shareholders, any such submission, in order to be considered for inclusion in the Fund’s proxy statement, should be submitted by a date not later than the 120th calendar day before the date the Fund’s proxy statement was released to security holders in connection with the Fund’s previous year’s annual meeting or, if the Fund has changed the meeting date by more than 30 days or if no meeting was held the previous year, within a reasonable time before the Fund begins to print and mail its proxy statement. Any such submission must also be submitted by such date and contain such information as may be specified in the Fund’s By-laws, or as required by any relevant stock exchange listing standards.

The Fund does not have a Compensation Committee.

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OTHER BOARD-RELATED MATTERS

Shareholders who wish to send communications to the Board should send them to the address of the Fund and to the attention of the Secretary of the Fund. All such communications will be directed to the Board’s attention.

The Fund does not have a formal policy regarding Board member attendance at the Annual Meeting of Shareholders.

REPORT OF THE AUDIT COMMITTEE

Pursuant to the Audit Committee Charter adopted by the Board (a copy of which is included as Appendix B), the Audit Committee is responsible for conferring with the Fund’s independent registered public accounting firm, reviewing annual financial statements, approving the selection of the Fund’s independent registered public accounting firm and overseeing the Fund’s internal controls. The Fund’s Audit Committee charter also contains provisions relating to the pre-approval by the Audit Committee of certain non-audit services to be provided by PricewaterhouseCoopers LLP (“PwC”) to the Fund and to Credit Suisse and certain of its affiliates. The Audit Committee advises the full Board with respect to accounting, auditing and financial matters affecting the Fund. The independent registered public accounting firm is responsible for planning and carrying out audits in accordance with standards established by the Public Accounting Oversight Board (United States).

The Audit Committee has met with the Fund’s management to discuss, among other things, the Fund’s audited financial statements for the fiscal year ended December 31, 2012. The Audit Committee has also met with the Fund’s independent registered public accounting firm, PwC, and discussed with it certain matters required by Statement of Auditing Standards No. 61, Communications with Audit Committees, as currently modified or supplemented, including, but not limited to, the scope of the Fund’s audit, the Fund’s financial statements and the Fund’s accounting controls. The Audit Committee has received from PwC the letter required by the SEC independence rules describing any relationships between it and the Fund, Credit Suisse and its affiliates that may be thought to bear upon the independence of the independent registered public accounting firm. The Audit Committee has discussed with PwC its independence and has considered whether the provision of services by PwC to the Fund, Credit Suisse and its affiliates was compatible with maintaining PwC’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not employed by the Fund for accounting, financial management or internal control. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis for determining that management has maintained appropriate accounting and financial reporting principles and policies, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not provide

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assurance that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Fund’s audited financial statements be included in the Fund’s 2012 Annual Report to Shareholders for the fiscal year ended December 31, 2012 and be mailed to shareholders and filed with the SEC.

Submitted by the Audit Committee of the Fund’s Board of Directors

Enrique R. Arzac

Terry F. Bovarnick

James J. Cattano

Steven N. Rappaport

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

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PROPOSALS 2.A. THROUGH 2.O: APPROVAL TO AMEND OR ELIMINATE CERTAIN FUNDAMENTAL INVESTMENT RESTRICTIONS

Background

The 1940 Act requires a registered investment company like the Fund to have certain specific investment policies that can be changed only with shareholder approval. Investment companies may also elect to designate other policies that may be changed only with a shareholder vote. Both types of policies are often referred to as “fundamental” policies. (In this proxy statement, the word “restriction” is sometimes used to describe a policy). Some fundamental policies were adopted in the past by the Fund to reflect certain regulatory, business or industry conditions which are no longer in effect. In addition, certain of the Fund’s policies that remain required by law are more restrictive than the law requires. As a result, many of the current restrictions unnecessarily limit the investment strategies available to Credit Suisse in managing the Fund’s assets.

Changes to the Fund’s fundamental investment policies as proposed in Proposal 2 are intended to benefit the Fund and its shareholders in the following ways: (i) each of these changes is designed to provide the Fund with greater investment flexibility to pursue its investment objective and principal investment strategies and respond to a changing investment environment; and (ii) by reducing to a minimum those policies that can be changed only by shareholder vote, the Fund in the future may be able to avoid the costs and delay associated with holding shareholder meetings to address issues relating to fundamental investment policies.

These Proposals are intended to update the fundamental investment policies of the Fund as set forth below by amending or eliminating certain fundamental investment policies. Each Proposal relates to a particular fundamental restriction. Shareholders are being asked to vote separately on each Proposal. If a Proposal is approved by shareholders at the Meeting, the proposed change to that fundamental investment policy will be adopted by the Fund. Each approved Proposal will take effect as soon as reasonably practicable following approval at the Meeting. If shareholders do not approve any Proposal, the current investment policy or policies contained in that Proposal will remain in effect. A list of the fundamental investment restrictions that will apply to the Fund if each Proposal is approved by shareholders appears in Appendix C.

While Proposal 2 is intended to, among other things, provide Credit Suisse with greater flexibility in managing the Fund’s portfolio, the Fund would continue to be managed subject to the limitations imposed by the 1940 Act and the rules and interpretive guidance provided thereunder, as well as the Fund’s investment strategies, objective and policies.

The proposed changes to the Fund’s fundamental policies are discussed in detail below. Whenever an investment restriction states a percentage restriction, such percentage restriction applies at the time a transaction is effected, and a subsequent change in a percentage resulting from market fluctuations or any other cause other than an action by the Fund will not require the Fund to dispose of portfolio securities or take other action to satisfy the percentage restriction.

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PROPOSAL 2.A. — TO AMEND THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING DIVERSIFICATION

The Board has proposed that shareholders of the Fund approve an amendment to the fundamental investment restrictions regarding diversification.

Under its current investment restrictions (which are set out in two separate restrictions), the Fund may not (1) “invest more than 5% of the value of its assets in the securities of any one issuer, excluding obligations of the U.S. government or any agency or instrumentality thereof, except that up to 25% of the value of its total assets may be invested without regard to this limitation,” or (2) “own more than 10% of the outstanding voting stock or other securities (other than securities of the U.S. government or any agency or instrumentality thereof), or both, of any one issuer.”

The Fund’s proposed investment restriction would state that the Fund may not “make any investment inconsistent with the Fund’s classification as a diversified company under the 1940 Act.”

Rationale

The 1940 Act requires each management investment company, such as the Fund, to state whether it is “diversified” or “non-diversified,” as those terms are defined in the 1940 Act. Under the 1940 Act, a “diversified company” must meet the following requirements: at least 75% of the value of its total assets is represented by cash and cash items (including receivables), U.S. government securities, securities of other investment companies, and other securities for the purposes of this calculation limited in respect of any one issuer to an amount not greater in value than 5% of the value of its total assets and to not more than 10% of the outstanding voting securities of such issuer. A “non-diversified company” means any management investment company other than a diversified company.

No change is being made to the Fund’s designation as a diversified company. The Fund’s existing current investment restrictions regarding diversification generally reflect the 1940 Act as it is in effect today, though there are some differences which have the effect of restricting the Fund’s investments more than required by the 1940 Act for a diversified company. The Fund’s proposed investment restriction would directly tie the Fund’s policy to the 1940 Act definition of “diversified company” and would provide the Fund’s portfolio managers with the maximum flexibility permitted by the statutory definition of a diversified management investment company. Further, if the requirements for diversification under the 1940 Act were to change, the Fund would be able to take advantage of that change without seeking shareholder approval.

PROPOSAL 2.B. — TO AMEND THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING BORROWING

The Board has proposed that shareholders of the Fund approve an amendment to the fundamental investment restriction regarding borrowing.

Under its current investment restriction, the Fund may not “borrow money except as a temporary measure for extraordinary or emergency purposes, and in no event in

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excess of 15% of the value of its total assets, except that for the purpose of this restriction, short-term credits necessary for settlement of securities transactions are not considered borrowings (the Fund will not purchase any securities at any time while such borrowings exceed 5% of total assets).”

The Fund’s proposed investment restriction would state that the Fund may not “borrow money, except to the extent permitted under the 1940 Act.”

Rationale

Unless further restricted, all investment companies are limited in the amount they may borrow by the 1940 Act. Under Section 18 of the 1940 Act, a fund generally may not borrow money in amounts greater than 33 1/3% of the fund’s total assets, including the amount borrowed and is not permitted to incur indebtedness unless immediately after such incurrence the fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of the indebtedness (i.e., such indebtedness may not exceed 33 1/3% of the fund’s total assets).

Currently, the Fund’s borrowing policy limits borrowings to those done as a temporary measure or for extraordinary or emergency purposes, but in no event in excess of 15% of total assets. The Fund’s proposed policy will permit the Fund to borrow in greater amounts and in situations and under circumstances in which it previously could not do so. Borrowing may cause the value of the Fund’s shares to be more volatile than if the Fund did not borrow. This is because borrowing tends to magnify the effect of any increase or decrease in the value of the Fund’s portfolio holdings. Borrowed money thus creates an opportunity for greater gains, but also greater losses. There also are costs associated with borrowing money, and these costs would offset and could eliminate the Fund’s net investment income in any given period.

The proposed policy will also permit the Fund to engage in trading practices and investments, such as reverse repurchase agreements, dollar rolls, options, futures, options on futures and forward contracts, which may be considered to be borrowings. In addition, short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will continue to not be considered to be borrowings under the proposed policy.

PROPOSAL 2.C. — TO AMEND THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTING IN COMMODITIES

The Board has proposed that shareholders of the Fund approve an amendment to the fundamental investment restriction regarding investing in commodities.

Under its current investment restriction, the Fund may not “purchase or sell commodities or commodity contracts except that it may write, purchase or sell financial futures contracts and related options, and futures, forward contracts and options on foreign currencies.”

The Fund’s proposed investment restriction would state that the Fund may not “purchase or sell commodities or commodity contracts, except to the extent permitted by applicable law.”

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Rationale

The 1940 Act does not prohibit a fund from owning commodities, whether physical commodities or contracts related to physical commodities (such as oil or grains and related futures contracts), or financial commodities and contracts related to financial commodities (such as currencies and, possibly, currency futures). The value of commodities and commodity-related instruments may be extremely volatile and may be affected either directly or indirectly by a variety of factors. There also may be storage charges and risks of loss associated with physical commodities.

The Fund’s current fundamental investment restriction regarding commodities prohibits the Fund from investing in commodities or commodity contracts, except in limited circumstances. The proposed fundamental investment restriction permits the Fund to purchase and sell commodities and commodity contracts, such as futures and swaps, to the extent permitted by applicable law. Accordingly, the Fund will not be restricted by the proposed restriction from purchasing physical commodities and various commodity-related derivative contracts. However, the ability of the Fund to engage in futures and swaps will remain subject to applicable rules of the Commodity Futures Trading Commission (“CFTC”). The CFTC has adopted certain rule amendments that would require Credit Suisse to register with the CFTC as a “commodity pool operator” with respect to the Fund if the Fund were to invest in futures and swaps in excess of certain de minimus amounts.

While the use of futures and swaps may guard against potential risks, it can eliminate some opportunities for gains. Certain derivatives can amplify a gain or loss, potentially earning or losing substantially more money than the actual cost of the derivative. With some derivatives, whether used for hedging or speculation, there is also the risk that the counterparty may fail to honor its contract terms, causing a loss for the Fund. The risks to the Fund of investing in derivatives may be enhanced in the event that such Fund increases its use of derivatives. The use of certain derivatives may require the Fund to aggregate cash or liquid securities to the extent the Fund’s obligations under the derivative contract are not otherwise “covered” through ownership of the underlying asset or by other portfolio positions or by other means consistent with regulatory policies. The Fund does not currently anticipate that its investment strategy with respect to investing in commodities or commodity contracts will change as a result of a the change in fundamental policy.

PROPOSAL 2.D. — TO AMEND THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING LENDING

The Board has proposed that shareholders of the Fund approve an amendment to the fundamental investment restriction regarding lending.

Under its current investment restriction, the Fund may not “make loans, except (i) by purchasing bonds, debentures or similar obligations (including repurchase agreements, subject to the limitation set out in the Fund’s fundamental investment restriction relating to investing in restricted securities), which are either publicly distributed or customarily purchased by institutional investors, and (ii) by lending its securities to banks, brokers, dealers and other financial institutions so long as such loans are not

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inconsistent with the 1940 Act or the rules and regulations or interpretations of the Securities and Exchange Commission thereunder.”

The Fund’s proposed investment restriction would state that the Fund may not “make loans, except through the loans of securities, entry into repurchase agreements, acquisitions of securities consistent with its investment objective and policies and as otherwise permitted by the 1940 Act.”

Rationale

The 1940 Act does not prohibit a fund from making loans; however, SEC staff interpretations currently prohibit funds from lending more than one-third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements.

The Fund’s current fundamental restriction on lending generally prohibits the making of loans, but specifies that investments in certain debt obligations and repurchase agreements, and the lending of portfolio securities, are not subject to the restriction. The proposed restriction will permit the Fund to engage in securities lending, enter into repurchase agreements, acquire debt and other securities (to the extent deemed lending) and allow the Fund to lend money and other assets, in each case to the fullest extent permitted by the 1940 Act. Lending securities, as with other extensions of credit, involves risk and the possibility that the borrower may fail to honor its obligations, causing a loss for a fund. However, it is not currently anticipated that the Fund would engage in forms of lending in addition to its current lending practices (which are disclosed in its prospectus and statement of additional information).

PROPOSAL 2.E. — TO AMEND THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTING IN REAL ESTATE

The Board has proposed that shareholders of the Fund approve an amendment to the fundamental investment restriction regarding investing in real estate.

Under its current investment restriction, the Fund may not “purchase real estate, although the Fund may purchase or sell securities of companies which deal in real estate or interests therein.”

The Fund’s proposed investment restriction would state that the Fund may not “purchase or sell real estate, except as permitted by the 1940 Act.”

Rationale

The 1940 Act does not prohibit a fund from owning real estate; however, a fund is limited in the amount of illiquid assets it may purchase (real estate is generally considered illiquid). Investing in real estate may involve risks, including that real estate is generally considered illiquid and may be difficult to value and sell. Owners of real estate may be subject to various liabilities, including environmental liabilities.

Currently, the Fund is not permitted to purchase real estate, but it is permitted to purchase or sell securities of companies which deal in real estate or interests therein. As a general rule, the Fund currently does not intend to purchase or sell real estate. However, the Fund wishes to preserve the flexibility to invest in real estate, as well as

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real estate-related companies and companies whose business consists in whole or in part of investing in real estate, to the fullest extent permitted by the 1940 Act, consistent with its investment program. Under the proposed restriction, the Fund will not be restricted from purchasing or selling real estate (however, the Fund’s investment program may not, and currently does not, contemplate these investments).

The proposed restriction will allow the Fund to invest in real estate-related companies, companies whose businesses consist in whole or in part of investing in real estate, instruments (like mortgages) that are secured by real estate or interests therein, or real estate investment trust securities. The price of a real estate-related company’s shares may be affected by falling property values, increased interest rates, poor management of the company or other factors.

PROPOSAL 2.F. — TO AMEND THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING CONCENTRATION

The Board has proposed that shareholders of the Fund approve an amendment to the fundamental investment restriction regarding concentration.

Under its current investment restriction, the Fund may not “invest 25% or more of its total assets, at market value, in any one industry.”

The Fund’s proposed investment restriction would state that the Fund may not “make any investment if, as a result, the Fund’s investments will be concentrated in any one industry.”

Rationale

While the 1940 Act does not define what constitutes “concentration” in an industry, the SEC has taken the position that investment of 25% or more of a fund’s total assets in one or more issuers conducting their principal activities in the same industry constitutes concentration. It is possible that interpretations of concentration could change in the future.

The Fund’s current investment restriction relating to concentration reflects the 25% test noted above that is the SEC’s current interpretation of concentration. If this interpretation were to change, the Fund would not be able to change its concentration policy without seeking shareholder approval. The proposed investment restriction does not contain a stated percentage limitation and will be interpreted to refer to concentration as it may be determined from time to time.

PROPOSAL 2.G. — TO AMEND THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING THE ISSUANCE OF SENIOR SECURITIES

The Board has proposed that shareholders of the Fund approve an amendment to the fundamental investment restriction regarding the issuance of senior securities.

Under its current investment restriction, the Fund may not “issue senior securities.”

The Fund’s proposed investment restriction would state that the Fund may not “issue senior securities, except as permitted by the 1940 Act.”

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Rationale

The 1940 Act generally limits closed-end funds from issuing senior securities; however closed-end funds are permitted to engage in certain types of transactions that might be considered “senior securities” as long as certain conditions are satisfied. The Fund may utilize transactions that may be considered to give rise to “senior securities” only in accordance with applicable regulatory requirements under the 1940 Act.

The Fund’s proposed investment restriction relating to issuing senior securities is identical to its current restriction, other than that it clarifies that the Fund may issue senior securities as permitted by the 1940 Act. Certain widely used investment practices that involve a commitment by a fund to deliver money or securities in the future are not considered by the SEC to be senior securities for purposes of the 1940 Act. These include repurchase and reverse repurchase agreements, dollar rolls, options, futures and forward contracts, provided that in each case a fund segregates cash or liquid securities in an amount necessary to pay the obligation or the fund holds an offsetting commitment from another party. The proposed policy will better reflect the Fund’s ability to engage in these practices.

PROPOSAL 2.H. — TO ELIMINATE THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTING IN OTHER INVESTMENT COMPANIES

The Board has proposed that shareholders of the Fund approve the elimination of the fundamental investment restriction regarding investing in other investment companies.

Under its current investment restriction, the Fund may not “purchase shares of other investment companies except as part of a plan of reorganization, merger, consolidation or an offer of exchange.”

Rationale

The Fund’s fundamental investment restriction regarding investing in other investment companies was based on requirements no longer applicable to closed-end funds. Moreover, in the absence of this policy, the Fund is still subject to the limitations on investments in other investment companies imposed on all closed-end funds under Section 12(d) of the 1940 Act. In general, under Section 12(d)(1)(A) of the 1940 Act, an investment company (“Acquiring Fund”) cannot acquire shares of another investment company (“Acquired Fund”) if, after the acquisition, (i) the Acquiring Fund would own more than 3% of the Acquired Fund’s securities; (ii) more than 5% of the total assets of the Acquiring Fund would be invested in the Acquired Fund; and (iii) more than 10% of the total assets of the Acquiring Fund would be invested in other investment companies (including the Acquired Fund). Therefore, eliminating this fundamental investment restriction will provide the Fund with additional investment flexibility to engage in otherwise permissible activities to the extent permissible under the 1940 Act. To the extent the Fund invests a portion of its assets in shares of other investment companies, the Fund also will bear its proportionate share of the fees and expenses incurred by the purchased investment company in addition to its own expenses.

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PROPOSAL 2.I. — TO ELIMINATE THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING PURCHASING SECURITIES ON MARGIN

The Board has proposed that shareholders of the Fund approve the elimination of the fundamental investment restriction regarding purchasing securities on margin.

Under its current investment restriction, the Fund may not “purchase securities on margin, except that it may make margin payments in connection with transactions in futures contracts and related options.”

Rationale

The Fund’s fundamental investment restriction restricting margin activities was based on requirements no longer applicable to closed-end funds and, therefore, may be eliminated from the Fund’s fundamental investment restrictions. Although Section 12(a)(1) of the 1940 Act makes it unlawful for an investment company, in contravention of any applicable SEC rules or orders, to purchase securities on margin except for such short-term credits as are necessary for the clearance of transactions, the SEC has not in fact adopted any such rules or issued any such orders. Instead, the use of margin is governed by Section 18 of the 1940 Act (discussed in proposal 2.B above) and stock exchange and other rules. Therefore, this fundamental investment restriction may be eliminated, which will provide the Fund with additional investment flexibility to engage in otherwise permissible activities to the extent provided by the 1940 Act and stock exchange and other rules. Margin purchases involve borrowing money from a broker to purchase securities. The risks associated with purchasing securities on margin are generally similar to those of borrowing money. For a discussion of those risks, please see Proposal 2.B. above.

PROPOSAL 2.J. — TO ELIMINATE THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING SHORT SALES

The Board has proposed that shareholders of the Fund approve the elimination of the fundamental investment restriction regarding short sales.

Under its current investment restriction, the Fund may not “sell securities short unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable for, without payment of any further consideration, securities of the same issue as, and equal in amount to, the securities sold short, and unless not more than 5% of the value of the Fund’s net assets are held as collateral for such sales at any one time.”

Rationale

A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose a fund to the risk that the fund will be required to acquire, convert or exchange securities to replace the borrowed securities at a time when the securities sold short have appreciated in value, thus resulting in a loss to the fund. Other risks and costs to a fund of engaging in short sales include that the fund may be required to sell securities it would otherwise retain in order to raise cash to replace the borrowed securities, thus foregoing possible gains and/or selling at

24

inopportune times, as well as incurring transaction costs. Under the 1940 Act, a fund is restricted from making short sales unless the sale is “against the box” and the securities sold are segregated, or the fund’s obligation to deliver the securities sold short is “covered” by segregating cash or liquid securities in an amount equal to the market value of the securities sold short. A sale is not made “against the box” if a fund sells a security it does not own in anticipation of a decline in market price. Losses from short sales can theoretically be unlimited, although, as noted above, under the 1940 Act, a fund is required to “cover” its exposure under any short position.

Funds are not required to have a fundamental policy about engaging in short sales under the 1940 Act. The Fund believes this fundamental policy is unduly restrictive and elimination of this policy will afford the Fund greater investment flexibility. However, notwithstanding the above, it is not anticipated that the elimination of the fundamental restriction regarding short sales will change the Fund’s portfolios managers’ strategies with respect to short sales.

PROPOSAL 2.K. — TO ELIMINATE THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTING FOR THE PURPOSE OF EXERCISING CONTROL OVER THE MANAGEMENT OF A COMPANY

The Board has proposed that shareholders of the Fund approve the elimination of the fundamental investment restriction regarding investing for the purpose of exercising control over the management of a company.

Under its current investment restriction, the Fund may not “invest for the purpose of exercising control over the management of a company.”

Rationale

There is no requirement under the 1940 Act that the Fund have a fundamental restriction on investing for the purpose of exercising control over the management of a company. The fundamental restriction was derived from state laws that have been preempted by the federal securities laws. In order to maximize the Fund’s investment flexibility, this restriction is proposed to be eliminated.

PROPOSAL 2.L. — TO ELIMINATE THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTING IN RESTRICTED SECURITIES

The Board has proposed that shareholders of the Fund approve the elimination of the fundamental investment restriction regarding investing in restricted securities.

Under its current investment restriction, the Fund may not “invest more than 10% of the value of its total assets in securities subject to legal or contractual restrictions on resale or in securities which are not readily marketable, including repurchase agreements having maturities of more than 7 days and restricted and illiquid securities.”

Rationale

Closed-end funds may invest in illiquid securities without limit. The Fund’s current investment restriction limits investments in restricted securities to 10% of total assets.

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This restriction is unnecessary for closed-end funds and was derived at least in part from past state laws that have been preempted by the federal securities laws. Accordingly, it is proposed that this investment restriction be eliminated in order to permit the Fund to invest in these securities without limit.

If this fundamental policy is eliminated, the Fund will be subject to any other limitations on the purchase of restricted or illiquid securities imposed by the Board or Credit Suisse from time to time, as well as the Fund’s investment policies. The fund has no intention of exercising the expanded authority permitted by this proposed change without prior Board approval. Further, the Fund’s current investment strategies do not contemplate a significant investment in these securities.

Risks of purchasing restricted and illiquid securities include the risk that the Fund may not be able to dispose of them in a timely manner or at the prices at which they are valued. This could restrict the Fund’s ability to raise cash for other investments or to respond to shareholder redemption requests. These securities may also be difficult to value accurately.

PROPOSAL 2.M. — TO ELIMINATE THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTING IN INTERESTS IN OIL, GAS OR OTHER MINERAL EXPLORATION DEVELOPMENT PROGRAMS

The Board has proposed that shareholders of the Fund approve the elimination of the fundamental investment restriction regarding investing in interests in oil, gas or other mineral exploration development programs.

Under its current investment restriction, the Fund may not “invest directly in interests in oil, gas or other mineral exploration development programs.”

Rationale

The Fund’s fundamental investment restriction regarding investing in interests in oil, gas or other mineral exploration development programs was based on requirements no longer applicable to closed-end funds. Therefore, eliminating this fundamental investment restriction will provide the Fund with additional investment flexibility to engage in otherwise permissible activities. However, the Fund does not currently intend to invest in oil, gas or other mineral exploration development programs. Investments in oil, gas, and other mineral leases, rights or royalty contracts, and in securities which derive their value in part from such instruments, entail certain risks, including price volatility, risks of political and social disturbances, and foreign risks such as the existence of multinational cartels and competition.

PROPOSAL 2.N. — TO ELIMINATE THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTING IN SECURITIES DENOMINATED IN A FOREIGN CURRENCY

The Board has proposed that shareholders of the Fund approve the elimination of the fundamental investment restriction regarding investing in securities denominated in a foreign currency.

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Under its current investment restriction, the Fund may not “invest in the aggregate more than 5% of the value of its total assets in securities denominated in a currency other than the United States dollar.”

Rationale

There is no requirement under the 1940 Act or other applicable law that an investment company have a fundamental investment restriction on investing in securities denominated in a foreign currency. In order to maximize the Fund’s investment flexibility, this restriction is proposed to be eliminated. The Fund has no intention of exercising the expanded authority permitted by this proposed change without prior Board approval and, if a material change, notice to shareholders. If this authority were exercised, however, the Fund would be subject to the risks associated with investments in securities denominated in a foreign currency, such as currency risk. Currency risk is the risk that fluctuations in exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign-currency denominated investments and may widen any losses.

PROPOSAL 2.O. — TO ELIMINATE THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTING IN NON-DIVIDEND PAYING EQUITY SECURITIES

The Board has proposed that shareholders of the Fund approve the elimination of the fundamental investment restriction regarding investing in non-dividend paying equity securities.

Under its current investment restriction, the Fund may not “invest in non-dividend paying equity securities if after such investment, total non-dividend paying equity securities would comprise more than 15% of the Fund’s total assets.”

Rationale

There is no requirement under the 1940 Act or other applicable law that an investment company have a fundamental investment restriction on investing in non-dividend paying equity securities. In order to maximize the Fund’s investment flexibility, this restriction is proposed to be eliminated. The Fund has no intention of exercising the expanded authority permitted by this proposed change without prior Board approval and, if a material change, notice to shareholders. Further, the Fund’s current investment strategies do not contemplate a significant investment in any equity securities.

The Board has considered various factors and believes that these Proposals will increase investment management flexibility and are in the best interests of the Fund’s shareholders. If a Proposal is not approved, the Fund’s present fundamental investment restriction will remain in effect and a shareholder vote would be required before the Fund could engage in activities prohibited by the fundamental investment restriction.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENTS TO OR ELIMINATION OF CERTAIN FUNDAMENTAL INVESTMENT RESTRICTIONS DISCUSSED IN PROPOSAL 2.

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REQUIRED VOTE

The vote required for the approval of each proposal is as follows:

•	The election of a Director (Proposal 1) will require that the candidate receive a plurality of the votes cast at the Meeting in person or by proxy.

•

The amendment or elimination of each of the Fund’s fundamental investment restrictions described in Proposal 2 requires a vote of the lesser of (i) 67% or more of the outstanding voting securities of the Fund present at the Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Fund.

Credit Suisse and its affiliates have advised the Fund that they intend to vote the shares over which they have voting power at the Meeting, including shares that are held directly or on behalf of employees, in the manner instructed by the customers or employees for which such shares are held.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At a meeting held on November 13, 2012, the Fund’s Audit Committee approved the selection of PwC for the fiscal year ending December 31, 2013. PwC has been the Fund’s independent registered public accounting firm since the Fund commenced operations, and has informed the Fund that it has no direct or material indirect financial interest in the Fund. A representative of PwC will be available by telephone at the Meeting and will have the opportunity to make a statement, if the representative so desires, and will be available to respond to appropriate questions.

The information in the table below is provided for services, all approved by the Audit Committee, rendered to the Fund by PwC for its fiscal years ended December 31, 2011 and December 31, 2012.

	2011	2012
Audit Fees	$43,400	$44,300
Audit-Related Fees(1)	$3,500	$3,600
Tax Fees(2)	$2,900	$3,000
All Other Fees	$0	$0
Total	$49,800	$50,900

(1)	Services include agreed upon procedures in connection with the Fund’s semi-annual financial statements in 2012.

(2)	Tax services in connection with the Fund’s excise tax calculations and review of the Fund’s applicable tax returns.

The Audit Committee is responsible for pre-approving (i) all audit and permissible non-audit services to be provided by the independent registered public accounting firm

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to the Fund and (ii) all permissible non-audit services to be provided by the independent registered public accounting firm to Credit Suisse and any service provider to the Fund controlling, controlled by or under common control with Credit Suisse that provided ongoing services to the Fund (“Covered Services Provider”) if the engagement relates directly to the operations and financial reporting of the Fund. The Audit Committee may delegate its responsibility to pre-approve any such audit and permissible non-audit services to the Chairperson of the Audit Committee, and the Chairperson shall report to the Audit Committee, at its next regularly scheduled meeting after the Chairperson’s pre-approval of such services, his or her decision(s). The Audit Committee may also establish detailed pre-approval policies and procedures for pre-approval of such services in accordance with applicable laws, including the delegation of some or all of the Audit Committee’s pre-approval responsibilities to other persons (other than Credit Suisse or the Fund’s officers). Pre-approval by the Audit Committee of any permissible non-audit services shall not be required so long as: (i) the aggregate amount of all such permissible non-audit services provided to the Fund, Credit Suisse and any Covered Services Provider constitutes not more than 5% of the total amount of revenues paid by the Fund to its independent registered public accounting firm during the fiscal year in which the permissible non-audit services are provided; (ii) the permissible non-audit services were not recognized by the Fund at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee (or its delegate(s)) prior to the completion of the audit.

There were no fees billed by PwC for non-audit services rendered to the Fund, Credit Suisse or Covered Services Providers for the fiscal years ended December 31, 2011 and December 31, 2012.

ADDITIONAL INFORMATION

Beneficial Owners

Based upon the Fund’s review of filings made pursuant to Section 13 of the 1934 Act, as of January 11, 2013, to the Fund’s knowledge the following shareholder beneficially owned over 5% of the Fund’s shares:

	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	First Trust Portfolios L.P.	6,787,893	*	13.54%

*

As stated in Schedule 13G/A filed with the SEC on January 11, 2013, First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation share beneficial ownership of 6,787,893 shares, or 13.54% of the common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act and Section 30(h) of the 1940 Act require the Fund’s officers and Directors, certain officers and directors of Credit Suisse, affiliated persons of Credit Suisse, and persons who beneficially own more than 10% of the Fund’s Shares to file reports of ownership with the SEC and the Fund.

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Based solely upon its review of the copies of such forms received by it and written representations from such persons, to the knowledge of each Fund, for the fiscal year ended December 31, 2012, such forms were filed on a timely basis.

Shareholder Proposals

Notice is hereby given that for a shareholder proposal to be considered for inclusion in the Fund’s proxy material relating to its 2014 annual meeting of shareholders, the shareholder proposal must be received by the Fund no later than November 1, 2013. The shareholder proposal, including any accompanying supporting statement, may not exceed 500 words. A shareholder desiring to submit a proposal must be a record or beneficial owner of Shares with a market value of $2,000 and must have held such Shares for at least one year. Further, the shareholder must continue to hold such Shares through the date on which the meeting is held. Documentary support regarding the foregoing must be provided along with the proposal. There are additional requirements regarding proposals of shareholders, and a shareholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the 1934 Act. The timely submission of a proposal does not guarantee its inclusion in the Fund’s proxy materials.

Pursuant to the By-laws of the Fund, at any annual meeting of the shareholders, only such business will be conducted as has been properly brought before the annual meeting. To be properly brought before the annual meeting, the business must be

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder.

For business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Fund. To be timely, any such notice must be delivered to, or mailed (certified mail being recommended) to and received by, Credit Suisse Asset Management Income Fund, Inc. c/o Credit Suisse Asset Management, LLC, One Madison Avenue, 9th Floor, New York, New York 10010 not later than 45 days before the date in the then current year corresponding to the date on which the Fund first mailed its notice and proxy materials for the annual meeting held in the prior year; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, notice by such shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice or public announcement of the date of such meeting was given or made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

Any such notice by a shareholder shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Fund’s

30

books, of the shareholder proposing such business, (iii) the class and number of shares of the capital stock of the Fund which are beneficially owned by the shareholder, (iv) a representation that the shareholder is a holder of record of shares of the Fund entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business, (v) whether the shareholder intends or is part of a group which intends to solicit proxies from other shareholders in support of such business and (vi) any material interest of the shareholder in such business.

The Fund may exercise discretionary voting authority with respect to any shareholder proposals for the 2014 annual meeting of shareholders not included in the proxy statement and form of proxy which are not submitted to the Fund within the time-frame indicated above. Even if timely notice is received, the Fund may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote proxies that shareholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy.

Delivery of Proxy

Only one copy of this Proxy Statement may be mailed to households, even if more than one person in a household is a shareholder of record. If a shareholder needs an additional copy of this Proxy Statement, please contact the Fund at (800) 293-1232. If any shareholder does not want the mailing of this Proxy Statement to be combined with those for other members of your household, please contact the Fund in writing at: One Madison Avenue, 9th Floor, New York, New York 10010 or call the Fund at (800) 293-1232.

Other Business

Management knows of no business to be presented at the Meeting, other than the matters set forth in this Proxy Statement, but should any other matter requiring the vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interests of the Fund.

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APPENDIX A

NOMINATING COMMITTEE CHARTER

This document serves as the Charter for the Nominating Committee (the “Committee”) of the Board of Directors/Trustees (the “Board”) of each fund (the “Fund” and collectively the “Funds”) advised by Credit Suisse Asset Management, LLC (“Credit Suisse”) listed on Appendix A hereto (each such Charter being a separate Charter).

SECTION 1. PURPOSE & SCOPE

The purpose of the Nominating Committee is to assist the Board in its selection and evaluation of members with the competencies needed to oversee the Funds so that the interests of shareholders in the Funds are well-served.

In pursuit of this purpose, the scope of the Committee’s responsibilities shall include:

•	the nomination of new Directors.

•	the evaluation of the Board and its committee structure.

SECTION 2. MEMBERSHIP

(a)

The Committee for each Fund shall consist of all of the Directors who are not “interested persons” of the Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and, if applicable, “independent” as such term is defined by the listing standards of the principal national securities exchange upon which the Fund’s shares are listed, if any.

(b)	The Committee shall appoint its Chairperson by a majority vote of its members.

(c)	The compensation, if any, of the Committee members shall be as determined by the Board.

SECTION 3. NOMINATION AND APPOINTMENT POLICY AND RESPONSIBILITIES

(a)

In nominating candidates, the Committee will search for those highly qualified candidates who can bring to the Board the skills, experience and judgment necessary to address the issues directors of investment companies may confront in fulfilling their duties to fund shareholders. In addition, the Nominating Committee considers whether a candidate’s background, experience and skills will contribute to the diversity of the Board. The Committee may, in its discretion, establish specific, minimum qualifications (including skills) that must be met by Committee-nominated or shareholder-nominated candidates. The Committee is also responsible for the analyses of the appropriateness of establishing minimum shareholding levels for Directors.

(b)

The Committee will consider candidates submitted by shareholders or from other sources it deems appropriate. Any recommendation should be submitted to the Secretary of each Fund, c/o Credit Suisse Asset Management, LLC, One Madison Avenue, New York, New York 10010. Any submission should include, at a minimum, the following information: As to each individual proposed for election or re-election as director, the name, age, busi- ness address, residence address and principal occupation or employment of such individual, the class, series and number of shares of stock of the Fund that are beneficially owned by such individual, the date such shares were acquired and the investment intent of such acquisition, whether such stockholder believes such individual is, or is not, an “interested person” of the Fund (as defined in the 1940 Act), and information regarding such individual that is sufficient, in the discretion of the Committee, to make such determination, and all other information relating to such individual that is required to be disclosed in solicitation of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director (if elected)). In the case of any Fund holding a meeting of shareholders, any such submission in order to be considered for inclusion in the Fund’s proxy statement, should be submitted by a date not later than the 120th calendar day before the date the Fund’s proxy statement was released to security holders in connection with the Fund’s previous year’s annual meeting or, if the Fund has changed the meeting date by more than 30 days or if no meeting was held the previous year, within a reasonable time before the Fund begins to print and mail its proxy statement. Any such submission must also be submitted by such date and contain such information as may be specified in the Fund’s By-laws, or as required by any relevant stock exchange listing standards.

SECTION 4. ADDITIONAL RIGHTS AND RESPONSIBILITIES

(a)

The Committee shall review, as it deems necessary, and make recommendations with regard to the tenure of the directors, including any term limits, limits on the number of boards (or committees) on which a director may sit and normal retirement age.

(b)	The Committee may retain and terminate a search firm to identify director nominees, subject to the Board’s sole authority to approve the search firm’s fees and other retention terms.

(c)

The Committee shall be responsible for annually evaluating the Board and its committee structure to determine whether the Board and its committee structure is functioning effectively. The Committee shall determine the na- ture of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the performance of the Board and its committees, to be discussed with the Board.

(d)	The Committee shall have the authority to delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

(e)

The Committee shall have any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of the Board members or any Committee members.

SECTION 5. PROCEDURAL MATTERS

(a)	The Committee shall meet at least once a year.

(b)	The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Fund, and the Committee shall report to the Board on its meetings.

(c)

The Committee shall, from time to time (but not less frequently than annually) as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Charter shall be posted on the Fund’s website.

(d)

The Board has granted to the Committee access to the resources and authority to make reasonable expenditures, including expenditures to retain any experts and counsel related to the aforementioned duties and tasks, that will be reimbursed by the Fund.

May 1, 2012

APPENDIX A

Open-End Funds:

Credit Suisse Commodity Return Strategy Fund

Credit Suisse Opportunity Funds

Credit Suisse Floating Rate High Income Fund

Credit Suisse Liquid Alternative Fund

Credit Suisse Trust

Commodity Return Strategy Portfolio

Closed-End Funds:

Credit Suisse High Yield Bond Fund

Credit Suisse Asset Management Income Fund

APPENDIX B

AUDIT COMMITTEE CHARTER

This document serves as the Charter for the Audit Committee (the “Committee”) of the Board of Directors/Trustees (the “Board”) of each fund (the “Fund”) advised by Credit Suisse Asset Management, LLC (“Credit Suisse”) listed on Appendix A hereto (each such Charter being a separate Charter).

Purpose

The primary purposes of the Committee are to:

•	assist Board oversight of

1.	the integrity of the Fund’s financial statements

2.	the independent auditor’s qualifications and independence

3.	the performance of the Fund’s independent auditors

4.	the Fund’s compliance with legal and regulatory requirements

•	prepare an audit committee report, if required by the SEC, to be included in the Fund’s annual proxy statement, if any;

•

oversee the scope of the annual audit of the Fund’s financial statements, the quality and objectivity of the Fund’s financial statements, the Fund’s accounting and financial reporting policies and practices and its internal controls relating thereto;

•	determine the selection, appointment, retention and termination of the Fund’s independent auditors, as well as approving the compensation of the auditors;

•	pre-approve all audit and non-audit services provided to the Fund and certain other persons (as described in 2(b) below) by such independent auditors; and

•	act as a liaison between the Fund’s independent auditors and the Board. The Fund’s independent auditors shall report directly to the Committee.

The primary function of the Committee is oversight. The Fund’s management is responsible for (i) the preparation, presentation and integrity of the Fund’s financial statements, (ii) the maintenance of appropriate accounting and financial reporting principles and policies and (iii) the maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The independent auditors are responsible for planning and carrying out proper audits and reviews in accordance with generally accepted auditing standards.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Fund. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Fund from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Fund’s Board) and (iii) statements made by the officers and employees of the Fund, Credit Suisse or other third parties as to any information technology, internal audit and other non-audit services provided by the independent auditors to the Fund. In addition, the evaluation of the Fund’s financial statements by the Committee is not of the same scope as, and does not involve the extent of detail as, audits performed by the independent auditors, nor does the Committee’s evaluation substitute for the responsibilities of the Fund’s management for preparing, or the independent auditors for auditing, the financial statements.

Composition and Qualifications

(a) The Committee shall consist of at least three Board members none of whom is an “interested person,” as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Independent Board Members”), each of whom shall be financially literate and able to read and understand fundamental financial statements, including the Fund’s balance sheet, income statement and cash flow statement, and at least one of whom shall have accounting or related financial management expertise as determined by the Fund’s Board in its business judgment. Each member of the Committee must also meet the New York Stock Exchange’s independence requirements for audit committee members of listed companies and the independence requirements applicable to investment companies set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”). If one or more members of the Committee qualify as an “audit committee financial expert” (“ACFE”), within the meaning of the rules adopted and implemented under Section 407 of the Sarbanes-Oxley Act of 2002, at least one such member shall be designated as the Committee’s ACFE. The Committee shall elect a chairperson, who shall preside over Committee meetings (the “Chairperson”). The Chairperson shall serve as such until his successor is selected by the Committee.

The designation of a person as an ACFE shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Committee, nor does it decrease the duties and obligations of other Committee members or the Board.

(b) With respect to any subsequent changes to the composition of the Committee, and otherwise approximately once each year, the Board of Directors shall determine:

(i) that each member of the Audit Committee is “independent” pursuant to the governance standards of the New York Stock Exchange (“NYSE”) or applicable law or, in the case of a Fund whose securities are listed on the NYSE

Amex Equities (formerly known as (“NYSE Amex”), pursuant to the governance standards of the NYSE Amex Equities;

(ii) that each Audit Committee member is financially literate and able to read and understand fundamental financial statements, including the Fund’s balance sheet, income statement and cash flow statement;

(iii) that at least one of the Committee members has accounting or related financial management expertise and, for a Fund whose securities are listed on the NYSE Amex Equities, is “financially sophisticated” pursuant to NYSE Amex Equities rules; and

(iv) the adequacy of the Charter.

Duties and Powers

1. To carry out its purposes, the Committee shall have the following duties and powers to be exercised at such times and in such manner as the Committee shall deem necessary or appropriate: (a) to determine, and recommend to the Independent Board Members for their ratification and approval, the selection, appointment, compensation, retention and termination of the Fund’s independent auditors (or any other public accounting firm engaged for the purposes of performing other audit, review or attest services for the Fund);

(b) to resolve any disagreements between management and the independent auditors regarding financial reporting and to evaluate and accept the determination of independence made by the independent auditors;

(c) to pre-approve (i) all audit and permissible non-audit services1 to be provided by the independent auditors to the Fund, and (ii) all permissible non-audit

[1]

The Committee is responsible for pre-approving (i) all audit and permissible non-audit services to be provided by the independent auditors to the Fund and (ii) all permissible non-audit services to be provided by the independent auditors to Credit Suisse and any service provider to the Fund controlling, controlled by or under common control with Credit Suisse that provided ongoing services to the Fund (“Covered Services Provider”) if the engagement relates directly to the operations and financial reporting of the registrant. The Committee may delegate its responsibility to pre-approve any such audit and permissible non-audit services to the Chairperson of the Committee, and the Chairperson shall report to the Committee, at its next regularly scheduled meeting after the Chairperson’s pre-approval of such services, his or her decision(s). The Committee may also establish detailed pre-approval policies and procedures for pre-approval of such services in accordance with applicable laws, including the delegation of some or all of the Committee’s pre-approval responsibilities to other persons (other than Credit Suisse or the Fund’s officers). Pre-approval by the Committee of any permissible non-audit services shall not be required so long as: (i) the aggregate amount of all such permissible non-audit services provided to the Fund, Credit Suisse and any Covered Services Provider constitutes not more than 5% of the total amount of revenues paid by the registrant to its independent auditors during the fiscal year in which the permissible non-audit services are provided; (ii) the permissible non-audit services were not recognized by the Fund at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved by the Committee (or its delegate(s)) prior to the completion of the audit.

services to be provided by the independent auditors to Credit Suisse and any service provider to the Fund controlling, controlled by or under common control with Credit Suisse that provides ongoing services to the Fund (“Covered Services Provider”), if the engagement relates directly to the operations and financial reporting of the Fund. The Committee may delegate its responsibility to pre-approve any such audit and permissible non-audit services to the Chairperson of the Committee, and the Chairperson shall report to the Committee, at its next regularly scheduled meeting after the Chairperson’s pre-approval of such services, his or her decision(s). The Committee may also establish detailed pre-approval policies and procedures for pre-approval of such services in accordance with applicable laws, including the delegation of some or all of the Committee’s pre-approval responsibilities to other persons (other than Credit Suisse or the Fund’s officers);

(d) to meet with the Fund’s independent auditors, including meetings apart from management, on a regular basis: (i) to review the arrangements for and scope of the proposed annual audit and any special audits; (ii) to review the scope of and approve non-audit services being provided and proposed to be provided; (iii) to discuss any matters of importance relating to the Fund’s financial statements, including any adjustments to such statements recommended by the independent auditors, or other results of said audits; (iv) to consider the independent auditor’s comments communicated to the Committee with respect to the Fund’s financial policies, procedures and internal accounting controls and management’s responses thereto; (v) to obtain annually in writing from the independent auditors their letter as to the adequacy of such controls as required by Form N-CSR; (vi) to review the form of report the independent auditors propose to render to the Board and shareholders; (vii) to discuss with the independent auditors any disclosed relationships or services that may diminish the objectivity and independence of the independent auditors, and (viii) receive reports at least annually from the independent auditors regarding their independence (including receiving the independent auditors’ specific representations as to independence consistent with current statements of the Independence Standards Board), and discuss such reports with the independent auditors, and, if so determined by the Committee, recommend that the Board take appropriate action to ensure the independence of the independent auditors;

(e) to review with the Fund’s management and independent auditors: (i) critical accounting policies and practices applied by the Fund and communicated to the Committee by the independent auditors and/or management in preparing its financial statements; (ii) alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management communicated to the Committee; (iii) other material written communications between the independent auditors and the Fund, including any management letter, report on observations and recommendations on internal controls, report on any unadjusted differences (including a listing of adjustments and reclassifications not recorded, if any) communicated to the Committee, engagement letter and independence letter; and (iv) any audit problems or difficulties and management’s response, including any restrictions on the scope of the auditor’s activities or on access to requested information, and any significant disagreements with management;

(f) to consider and evaluate the effect upon the Fund of significant changes in accounting principles, practices, controls or procedures proposed or contemplated by management or the independent auditors;

(g) to review with management in a general manner, but not assume responsibility for, the Fund’s processes with respect to risk assessment and risk management, and the steps taken to monitor and control such risks and exposures;

(h) to discuss generally the types of information to be disclosed in press releases concerning dividends, as well as financial information provided to analysts and rating agencies, and the type of presentation to be made;

(i) to establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Fund and its service providers (as and to the extent required with respect to service providers by applicable rules, regulations or listing requirements or otherwise deemed advisable) of concerns regarding questionable accounting or auditing matters pertaining to the Fund;

(j) to establish policies governing the hiring by entities within the Fund’s investment company complex of employees or former employees of the independent auditors consistent with government regulations;

(k) at least annually, to obtain and review a report by the Fund’s independent auditors describing: (1) the audit firm’s internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues; and (3) for the purpose of assessing the auditor’s independence, all relationships between the independent auditors and the Fund, as well as Credit Suisse and any Covered Services Provider;

(l) to review and evaluate the qualifications, performance and independence of the lead audit partner of the independent auditors on the Fund’s engagement;

(m) to oversee the regular rotation of such lead audit partner and the reviewing partner, and to consider whether there should be a regular rotation of the audit firm itself;

(n) to review and discuss the Fund’s audited and unaudited financial statements with management and, in the case of the audited financials, the independent auditor, including the Fund’s disclosure of management’s discussion of Fund performance, and to recommend to the Board, as appropriate, the inclusion of the Fund’s audited financial statements in the Fund’s annual report;

(o) to report regularly to the full Board any issues that arise with respect to: (1) the quality or integrity of the Fund’s financial statements, (2) the Fund’s compliance with legal or regulatory requirements and (3) the performance and independence of the Fund’s independent auditors, and make such recommendations with respect to the matters within the scope of its authority and other matters, as the Committee may deem necessary or appropriate; and

(p) to meet periodically with Fund management on all relevant matters, apart from the Fund’s independent auditors.

2. The Committee shall meet as frequently as necessary to carry out its obligations, but not less frequently than twice a year, and shall hold special meetings as circumstances require. A majority of the total number of members of the Committee shall constitute a quorum of the Committee. A majority of the members of the Committee present shall be empowered to act on behalf of the Committee. The Committee shall regularly meet (typically, on the same day as regular Committee meetings), in separate executive sessions, with representatives of the Fund’s management, the Fund’s independent auditors and the Fund’s other service providers as the members of the Committee deem necessary. Members of the Committee may participate in a meeting of the Committee in person or by means of a conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

3. The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain, as it deems necessary to carry out its duties, special counsel and other experts or consultants at the expense of the Fund. The Fund shall provide appropriate funding for the Committee to carry out its duties and its responsibilities, including appropriate funding, as determined by the Committee (a) for payment of compensation to the Fund’s independent auditors or other public accounting firm providing audit, review or attest services for the Fund, (b) for payment of compensation to any advisors employed by the Committee and (c) for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. In performing its duties, the Committee shall consult as it deems appropriate with the members of the Board, officers and employees of the Fund, Credit Suisse, the Fund’s sub-advisor(s), if any, the Fund’s counsel and the Fund’s other service providers.

4. The Committee shall evaluate its performance under this Charter annually.

5. The Committee shall review the adequacy of this Charter at least annually and recommend any changes to the full Board. The Board also shall review and approve this Charter at least annually.

6. This Charter may be altered, amended or repealed, or a new Charter may be adopted, by the Board by the affirmative vote of a majority of all of the members of the Board, including a majority of the “non-interested” Board members (within the meaning of the Investment Company Act of 1940, as amended).

7. The Chief Executive Officer (the “CEO”) and the Chief Financial Officer of each Fund shall certify to the Audit Committee of each Fund annually that he is not aware of any violation by the Fund of any corporate governance standards or policies to which the Fund is subject. In addition, the CEO of the Fund must promptly notify the relevant Audit Committee in writing after any executive officer of the Fund becomes aware of any material non-compliance with any applicable corporate governance listing standard or policy.

8. FOR CLOSED-END FUNDS ONLY. (a) Each Fund whose securities are listed on the NYSE shall provide the NYSE, with respect to any subsequent changes to the composition of the Audit Committee or otherwise approximately once each year, written confirmation of the determinations required by Section 1(b) above in-sofar as Section 1(b) relates to NYSE requirements.

(b) The CEO of each Fund whose securities are listed on the NYSE shall certify to the NYSE annually that he is not aware of any violation by the Fund of the NYSE corporate governance listing standards and such certification shall be included in the Fund’s annual report to shareholders. If the CEO of any such Fund provides notice to the NYSE upon receipt of a report by any executive officer of any material non-compliance with any applicable provisions of the NYSE corporate governance listing standards, copies of any such certification or notice shall be provided to the Audit Committee of the relevant Fund.

(c) If a Fund whose securities are listed on the NYSE Amex Equities provides the NYSE Amex Equities notice upon receipt of a report by an executive officer of any material non-compliance with the requirements of Rule 10A-3 under the 1934 Act relating to audit committees, copies of any such notice shall be provided to the Audit Committee of the relevant Fund.

Adopted: Effective May 1, 2012

Meeting	Audit Committee Action	Full Board Action
1st Quarter meeting (covering 4th Quarter results)

•  12/31 year end Funds: discuss results of audit [1(e)]

•  12/31 year end Funds: review financial statements and recommend to full boards that they be included in each respective annual report to shareholders [1(n)]

•  12/31 year end Funds: Obtain auditor letter as to adequacy of internal controls [1(d)]

•  All closed-end Funds: determine ability of Audit Committee Members to serve on multiple Audit Committees

•  All Funds: Audit Committee Members, determine independence and financial literacy of all, and financial expertise of at least one. [Composition and Qualifications (b)]

•  12/31 year end Funds: review financial statements and approve inclusion in each respective annual report to shareholders [1(n)]

Meeting	Audit Committee Action	Full Board Action
2nd Quarter meeting (covering 1st Quarter results)	• All Funds: undertake annual review of the adequacy of the Audit Committee Charter [5]	• All Funds: review adequacy of Audit Committee Charter and approve any changes to Audit Committee Charter recommended by Audit Committees [Composition and Qualifications (b)]

Meeting	Audit Committee Action	Full Board Action
3nd Quarter meeting (covering 2nd Quarter results)	No action required	No action required

Meeting	Audit Committee Action	Full Board Action
4th Quarter meeting (covering 3rd Quarter results)

•  All Funds: presentation of proposed scope of audit [1(d)]

•  All Funds: discuss audit fees, non-audit services and engagement letters [1(c)]

•  All Funds: approve independent auditors

•  All Funds: Review auditor report on audit firm’s internal quality-control procedures, material issues, performance and independence [1(k)]

•  All Funds: Audit Committee self-evaluation [4]

Special Telephonic Meeting

•  10/31 year end Funds: discuss results of audit [1(e)]

•  10/31 year end Funds: review financial statements and recommend to full board that they be included in the annual report to shareholders [1(n)]

•  10/31 year end Funds: Obtain auditor letter as to adequacy of internal controls [1(d)]

• 10/31 year end Funds: review financial statements and approve inclusion in the respective annual report to shareholders [1(n)]

APPENDIX A

Open-End Funds:

Credit Suisse Commodity Return Strategy Fund

Credit Suisse Opportunity Funds

Credit Suisse Floating Rate High Income Fund

Credit Suisse Liquid Alternative Fund

Credit Suisse Trust

Commodity Return Strategy Portfolio

Closed-End Funds:

Credit Suisse High Yield Bond Fund

Credit Suisse Asset Management Income Fund

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APPENDIX C

The following is a list of the fundamental investment restrictions that will apply to the Fund if each Proposal in Proposal 2 is approved by shareholders. The percentage restrictions set forth below, as well as those contained elsewhere in the Fund’s prospectus, apply at the time a transaction is effected, and a subsequent change in a percentage resulting from market fluctuations or any other cause other than an action by the Fund will not require the Fund to dispose of portfolio securities or take other action to satisfy the percentage restriction. The Fund may not:

1.	Make any investment inconsistent with the Fund’s classification as a diversified company under the 1940 Act;

2.	Borrow money, except to the extent permitted under the 1940 Act;

3.	Purchase or sell commodities or commodity contracts, except to the extent permitted by applicable law;

4.

Make loans, except through the loans of securities, entry into repurchase agreements, acquisitions of securities consistent with its investment objective and policies and as otherwise permitted by the 1940 Act;

5.	Underwrite the securities of other issuers, except to the extent that in connection with the disposition of portfolio securities the Fund may be deemed to be an underwriter;

6.	Purchase or sell real estate, except as permitted by the 1940 Act;

7.	Make any investment if, as a result, the Fund’s investments will be concentrated in any one industry;

8.	Issue senior securities, except as permitted by the 1940 Act;

C-1

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CREDIT SUISSE ASSET

MANAGEMENT INCOME

FUND, INC.

April 26, 2013

CREDIT SUISSE

AST FUNDSOLUTIONS

FUND NAME: Asset Management Incomce Fund, Inc.

Annual Meeting of Shareholders
CUSIPS: 224916106

Total Outstanding Shares:	**51,021,323**	
Total Shares Voted:	**29,538,258**	**57.89%**
Actual Shares Voted:	**24,895,096**	**48.79%**
Broker Non-Votes:	**4,643,162**	**9.10%**

SHARES NEEDED FOR QUORUM:	(4,027,595)
% OF O/S NEEDED FOR QUORUM:	-7.89%

Proposal: Election of the Board of Directors	Shares Voted: For	%	Withheld	%	% of the Outstanding Shares: For	Withheld	Shares Needed in Favor
1a. Enrique R. Arzac (Class III)	27,494,384	93.08%	2,043,873	6.92%	53.89%	4.01%	(12,725,254)
1b. Terry F. Bovarnick (Class III)	27,684,838	93.73%	1,853,419	6.27%	54.26%	3.63%	(12,915,708)
1c. John G. Popp (Class II)	27,649,065	93.60%	1,889,192	6.40%	54.19%	3.70%	(12,879,935)

TOP 20 UNVOTED HOLDERS

DISTRIBUTION OF OUTSTANDING SHARES

VOTE SUMMARY

Category	Accounts	Shares	% of Voted
BR/NOBO	1,869	6,387,595	21.62%
Card Scan	206	460,453	1.56%
IVR	33	66,512	0.23%
TeleProxy	1,392	5,837,379	19.76%
Web	41	138,805	0.47%
Assumed OBO Shs:			0.00%
TOTALS	**3,541**	**12,890,743**	**43.64%**
Tabulation Increase		**13,970**	**0.05%**

NOTES

The toll-free inbound phone number assigned to this project is:
1-866-745-0271

This line is answered Monday through Friday 9 a.m. to 10 p.m. Eastern time. Any shareholder in our database (NOBO and registered accounts) may call this line to cast their vote. A voting control number is not needed. However, to speed up the transaction, shareholders may reference either their proxy control number or "TAG ID" number when calling.

VOTE REQUIREMENT

AST Fund Solutions 5/9/2013

FUND NAME: Asset Management Incomce Fund, Inc. Annual Meeting of Shareholders Total Outstanding Shares: 51,021,323 SHARES NEEDED FOR QUORUM: (4,027,595) CUSIPS: 224916106 Total Shares Voted: 29,538,258 57.89% % OF O/S NEEDED FOR QUORUM: -7.89% Actual Shares Voted: 24,895,096 48.79% Report Date: May 9, 2013 Broker Non-Votes: 4,643,162 9.10% Record Date: March 8, 2013 Meeting Date: May 9, 2013 3:00 p.m. Mail Date: April 2, 2013 Days Until Meeting Date: SHARES VOTED % OF THE OUTSTANDING SHARES SHARES NEEDED For % Withheld % For Withheld IN FAVOR Proposal: Election of the Board of Directors 1a. Enrique R. Arzac (Class III) 27,494,384 93.08% 2,043,873 6.92% 53.89% 4.01% (12,725,254) 1b. Terry F. Bovarnick (Class III) 27,684,838 93.73% 1,853,419 6.27% 54.26% 3.63% (12,915,708) 1c. John G. Popp (Class II) 27,649,065 93.60% 1,889,192 6.40% 54.19% 3.70% (12,879,935) For % Against % Abstain % Non-Vote % For Against Abstain Non-Vote SHARES NEEDED Proposal(s): FOR 40 ACT 2a. investment restriction regarding diversification 20,857,167 70.61% 2,976,987 10.08% 1,060,942 3.59% 4,643,162 9.10% 40.88% 5.83% 2.08% 9.10% (1,066,534) 2b. investment restriction regarding borrowing 20,114,456 68.10% 3,668,402 12.42% 1,112,236 3.77% 4,643,162 9.10% 39.42% 7.19% 2.18% 9.10% (323,823) 2c. investment restriction regarding investing in co 20,200,171 68.39% 3,618,893 12.25% 1,076,030 3.64% 4,643,162 9.10% 39.59% 7.09% 2.11% 9.10% (409,538) 2d. investment restriction regarding lending 20,221,186 68.46% 3,557,483 12.04% 1,116,425 3.78% 4,643,162 9.10% 39.63% 6.97% 2.19% 9.10% (430,553) 2e. investment restriction regarding investing in real 20,775,391 70.33% 3,046,698 10.31% 1,073,006 3.63% 4,643,162 9.10% 40.72% 5.97% 2.10% 9.10% (984,759) 2f. investment restriction regarding concentration 20,223,512 68.47% 3,527,346 11.94% 1,144,237 3.87% 4,643,162 9.10% 39.64% 6.91% 2.24% 9.10% (432,880) 2g. investment restriction regarding the issuance of 20,288,414 68.69% 3,422,794 11.59% 1,183,884 4.01% 4,643,162 9.10% 39.76% 6.71% 2.32% 9.10% (497,781) 2h. investment restriction regarding investing in oth 20,385,865 69.02% 3,394,231 11.49% 1,114,998 3.77% 4,643,162 9.10% 39.96% 6.65% 2.19% 9.10% (595,232) 2i. investment restriction regarding purchasing secu 19,862,539 67.24% 3,936,991 13.33% 1,095,563 3.71% 4,643,162 9.10% 38.93% 7.72% 2.15% 9.10% (71,906) 2j. investment restriction regarding short sales 20,154,522 68.23% 3,609,996 12.22% 1,130,574 3.83% 4,643,162 9.10% 39.50% 7.08% 2.22% 9.10% (363,889) 2k. investment restriction regarding investing for the 20,559,756 69.60% 3,133,025 10.61% 1,202,313 4.07% 4,643,162 9.10% 40.30% 6.14% 2.36% 9.10% (769,124) 2l. investment restriction regarding investing in rest 20,011,656 67.75% 3,695,228 12.51% 1,188,208 4.02% 4,643,162 9.10% 39.22% 7.24% 2.33% 9.10% (221,023) 2m. investment restriction regarding investing in inter 20,834,022 70.53% 2,945,770 9.97% 1,115,305 3.78% 4,643,162 9.10% 40.83% 5.77% 2.19% 9.10% (1,043,389) 2n. investment restriction regarding investing in sec 20,828,714 70.51% 2,892,262 9.79% 1,174,118 3.97% 4,643,162 9.10% 40.82% 5.67% 2.30% 9.10% (1,038,081) 2o. investment restriction regarding investing in non 19,954,158 67.55% 3,807,904 12.89% 1,133,030 3.84% 4,643,162 9.10% 39.11% 7.46% 2.22% 9.10% (163,526) TOP 20 UNVOTED HOLDERS Type Registration 1 Shares % of O/S B ROBERT L SULLIVAN & 260,000 0.51% B BUCKBEAN N.V. (BEWARED/ 187,485 0.37% B APD FINANCIAL 108,649 0.21% B FAITH FOUNDATION 89,600 0.18% B STEPHEN R CIA NCI TTEE FBO 87,902 0.17% B WFBNA COLLATERAL ACCOUNT 79,107 0.16% B ROBERT L SULLIVAN INSURANCE AG 70,000 0.14% B FMTC CUSTODIAN—ROTH IRA 70,000 0.14% B RCH INVESTMENTS, L.P. 61,681 0.12% B JUDITH M WEINRACH 60,000 0.12% B TOM DUNN 54,100 0.11% B MARGARET A COUGHLIN AGREEMENT 50,000 0.10% B SWITZERLAND TD DIRECT INVESTING (EUR 50,000 0.10% B SANDRA T MOSES TTEE 50,000 0.10% B MLPF& S CUST FPO 48,000 0.09% B LISA TERRY IRA 47,643 0.09% B WILLIAM T RESHAW 40,000 0.08% B ELSIE ALICE MYERS TTEE 40,000 0.08% B FLORENCE B PRAVER 40,000 0.08% B MARK J. SANDLER 40,000 0.08% 1,534,167 3.01% DISTRIBUTION OF OUTSTANDING SHARES Type Accounts Shares % of OS NOBO 10,575 28,816,758 56.48% OBO 3,947 19,816,758 38.84% REG 1,203 1,946,922 3.82% TOTALS 15,725 50,580,438 99.14% VOTE SUMMARY Category Accounts Shares % of Voted BR/NOBO 1,869 6,387,595 21.62% Card Scan 206 460,453 1.56% IVR 33 66,512 0.23% TeleProxy 1,392 5,837,379 19.76% Web 41 138,805 0.47% the outstanding voting securities of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Fund. AST Fund Solutions 5/9/2013

May 9, 2013

Mr. John G. Popp

Chief Executive Officer & President

Credit Suisse Asset Management Income Fund, Inc.

Eleven Madison Avenue

New York, NY 10010

Credit Suisse Asset Management Income Fund, Inc.

Vote Certification Report

Dear Mr. Popp:

The attached tabulation of proxies is being submitted by AST Fund Solutions, the tabulator engaged for the Annual Meeting of Shareholders scheduled to be held on May 9, 2013. As of the record date March 8, 2013, there were a total of 51,021,323 shares outstanding of Credit Suisse Asset Management Income Fund, Inc., of which 29,538,258 shares or 57.89% have been voted and thereby represented in person or by proxy at the Annual Meeting.

The proxies submitted by AST Fund Solutions have been inspected and recorded as detailed by the instructions submitted by the shareholder. Shares voted by a bank or broker are recorded as detailed in the proxies received from these firms or from their agents. AST Fund Solutions does not guarantee the authenticity of the executions of proxies.

Sincerely,

Simon E. Spence
Senior Account Executive

AST FUND SOLUTIONS, LLC 1200 Wall Street West, 3rd Floor • Lynchburg, NJ 07071 • Tel: 201.806.7300 www.astfundsolutions.com	Global Resources Local Service Customized Solutions

EXHIBIT A

FORM OF

NOTE

U.S. $[ ]	, 20

FOR VALUE RECEIVED, CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC., a Maryland corporation (the “Borrower”), hereby promises to pay to [NAME OF BANK] (the “Bank”) at the office of the Agent (as defined below) at One Iron Street, Boston, MA 02116:

(a) prior to or on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of [insert Commitment amount] (U.S. $ ) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to the Borrower pursuant to the Credit Agreement, dated as of June 14, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Bank, other lending institutions party thereto and State Street Bank and Trust Company, as agent (the “Agent”);

(b) without duplication, the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

(c) interest on the principal balance hereof from time to time outstanding at the times and at the rates provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank is entitled to the benefits of the Credit Agreement and the other Loan Documents. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of each Loan or at the time of receipt of each payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

This Note is a contract under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction. Each the Borrower and the Bank agrees that any suit for the enforcement of this Note or any other action brought by such person arising hereunder or in any way related to this Note whether sounding in contract, tort, equity or otherwise, shall be brought in the courts of the Commonwealth of Massachusetts or a federal court sitting therein, and consents to the exclusive jurisdiction of such court and the service of process in any suit being made upon such person by mail at the address specified in Section 9.01 of the Credit Agreement. Each of the Borrower and the Bank hereby waives any objection that it may now or hereafter have to the venue of any suit brought in Boston, Massachusetts or any court sitting therein or that a suit brought therein is brought in an inconvenient court.

[the remainder of this page has been intentionally left blank]

2

IN WITNESS WHEREOF, the undersigned, intending this Note to take effect as a sealed instrument, has caused this Note to be signed by its duly authorized representative as of the day and year first above written.

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:
Name:
Title:

3

Date	Amount of Loan	Type of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By

EXHIBIT B

FORM OF

NOTICE OF BORROWING

DATE: [Insert Date] (the “Notice Date”)

TO:	STATE STREET BANK AND TRUST COMPANY, as Agent

[Insert proper address(es) per the Credit Agreement]

FROM: CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

Reference is hereby made to that certain Credit Agreement, dated as of June 14, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation (the “Borrower”), the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

Pursuant to Section 2.02(a) of the Credit Agreement, the Borrower hereby requests the Loan described below:

Type of Loan:			[Base Rate][LIBOR]
[Domestic][LIBOR] Business Day of proposed borrowing:			[Insert Date] (the “Proposed Borrowing Date”)
Amount of Loan requested hereby:		$	_________________
The Borrower hereby certifies as follows:
(a)	the Aggregate Commitment Amount (after giving effect to each reduction thereof that has been requested by the Borrower, if any, but which remains pending as of 2:00 p.m. (Boston, Massachusetts time) on the Notice Date (the “Notice Time”)) (the “Applicable Aggregate Commitment Amount”) is	$	_________________;
(b)	as of the close of business on the Domestic Business Day immediately preceding the Notice Date (the “Measurement Time”), the Maximum Amount (per Annex 1 hereto) (the “Applicable Maximum Amount”) is	$	_________________;
(c)	the Pro-forma Outstanding Amount (as set defined on Annex 1 hereto) is less than the Applicable Aggregate Commitment Amount;
(d)	the Applicable Total Debt (as defined on Annex 1 hereto) does not exceed the Applicable Maximum Amount;

(e)	on the Proposed Borrowing Date (immediately after giving effect to all proposed Loans referred to in B and C on Annex 1 hereto), the sum of the outstanding principal balance of all Loans plus all other Debt of the Borrower will not exceed the Maximum Amount then in effect;

(f)	each of the representations and warranties of the Borrower set out in the Loan Documents remains true and accurate as of the Notice Time and will be true and accurate on the Proposed Borrowing Date immediately after giving effect to the borrowing of the Loan(s) requested hereby;

(g)	no Default has occurred and is continuing; and

(h)	immediately after giving effect to the borrowing herein requested on the Proposed Borrowing Date, no Default shall exist.

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:
Name:
Title:

2

Annex 1

to

Notice of Borrowing

A.	The aggregate outstanding principal balance of all Loans as of the Notice Time	$
B.	The amount of the Loan requested hereby	$
C.	The amount of all Loans (without duplication of B immediately above) requested the disbursement of which is pending as of the Notice Time	$
D.	A + B + C (the “Pro-forma Outstanding Amount”)	$
E.	All other Debt	$
F.	Sum of D and E (“Applicable Total Debt”)	$
G.	The maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law (as defined in the Credit Agreement), including the Investment Company Act (as defined in the Credit Agreement)	$
H.	The maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings in its Offering Document (as defined in the Credit Agreement) and the Investment Policies and Restrictions (as defined in the Credit Agreement)	$
I.	In the event that the Borrower shall have entered into any agreement(s) with any Authority (as defined in the Credit Agreement) limiting the amount of Debt that the Borrower may create, incur, assume or suffer to exist,[1] the maximum amount of Debt that the Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreements	$
J.	The maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.19 of the Credit Agreement	$
K.	The least of G, H, I and J (the “Applicable Maximum Amount”)[2]	$

[1]	If there are no such agreements, enter N/A
[2]	If I is completed as “N/A”, ignore it for purposes of these calculations.

EXHIBIT C

FORM OF

NOTICE OF CONVERSION

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY, as Agent

[Insert proper address(es) per the Credit Agreement]

FROM:	CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

Reference is hereby made to that certain Credit Agreement, dated as of June 14, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

Pursuant to Section 2.02(b) of the Credit Agreement, the Borrower hereby requests the conversion or continuation of the following Loan(s) as set forth below:

Existing Loan
Type	Amount
LIBOR	$
Base Rate	$
If LIBOR, last day of current Interest Period is:

New Loan
Continue As /Convert to	Amount	Date*	Interest Period
LIBOR	$
Base Rate	$		N/A

The Borrower hereby certifies that no Event of Default has occurred and is continuing or would occur immediately after giving effect to the conversion or continuation of the Loan(s) herein requested.

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:
Name:
Title:

EXHIBIT D

FORM OF

NOTICE OF REPAYMENT

DATE:[Insert Date] (the “Notice Date”)

TO:	STATE STREET BANK AND TRUST COMPANY, as Agent

[Insert proper address(es) per the Credit Agreement]

FROM: CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

Reference is hereby made to that certain Credit Agreement, dated as of June 14, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Credit Suisse Asset Management Income fund, Inc., a Maryland corporation (the “Borrower”), the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

Pursuant to Section 2.05(g) of the Credit Agreement, the Borrower hereby notifies the Agent of the following Loan repayment/prepayment:

Type of Loan:	[Base Rate][LIBOR]
If LIBOR:		[Interest Period]
[Domestic][LIBOR] Business Day of proposed repayment/prepayment:		[Insert Date] (the “Proposed Repayment Date”)
Amount of repayment/prepayment:	$
(the “Repayment Amount”)

The Agent is hereby authorized and directed to debit the following DDA account on the Proposed Repayment Date in the amount of the Repayment Amount and apply the proceeds thereof repay/prepay the outstanding principal balance of such Loan: DDA Acct No.:

[The balance of this Notice only needs to be completed if, after giving effect to the repayment/prepayment contemplated hereby, all or any portion of any Loan would remain outstanding]

The Borrower hereby certifies as follows:

(a)	the Aggregate Commitment Amount (after giving effect to each reduction thereof that has been requested by the Borrower, if any, but which remains pending as of 2:00 p.m. (Boston, Massachusetts time) on the Notice Date (the “Notice Time”)) (the “Applicable Aggregate Commitment Amount”) is	$	_________________;

(b)	as of the close of business on the Domestic Business Day immediately preceding the Notice Date (the “Measurement Time”), the Maximum Amount (per Annex 1 hereto) (the “Applicable Maximum Amount”) is	$	_________________;

(c)	the Pro-forma Outstanding Amount (as defined on Annex 1 hereto) is less than the Applicable Aggregate Commitment Amount;

(d)	the Applicable Total Debt (as defined on Annex 1 hereto) does not exceed the Applicable Maximum Amount; and

(e)	on the Proposed Repayment Date (immediately after giving effect to the repayment/prepayment of the Payment Amount), the sum of the outstanding principal balance of all Loans plus all other Debt of the Borrower will not exceed the Maximum Amount then in effect.

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:
Name:
Title:

2

Annex 1

to

Notice of Repayment

L.	The aggregate outstanding principal balance of all Loans as of the Notice Time	$
M.	The Repayment Amount	$
N.	A - B (the “Pro-forma Outstanding Amount”)	$
O.	All other Debt	$
P.	Sum of C and D (“Applicable Total Debt”)	$
Q.	The maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law (as defined in the Credit Agreement), including the Investment Company Act (as defined in the Credit Agreement)		$
R.	The maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings in its Prospectus (as defined in the Credit Agreement) and the Investment Policies and Restrictions (as defined in the Credit Agreement)		$
S.	In the event that the Borrower shall have entered into any agreement(s) with any Authority (as defined in the Credit Agreement) limiting the amount of Debt that the Borrower may create, incur, assume or suffer to exist,[1] the maximum amount of Debt that the Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreements		$
T.	The maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.07 or Section 5.19 of the Credit Agreement		$
U.	The least of F, G, H, and I (the “Applicable Maximum Amount”)[2]		$

[1]	If there are no such agreements, enter N/A
[2]	If I is completed as “N/A”, ignore it for purposes of these calculations.

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Reference is hereby made to that certain Credit Agreement, dated as of June 14, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation (the “Borrower”), the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

This Compliance Certificate is delivered to you pursuant to Section 5.01(d) of the Credit Agreement. The undersigned hereby certifies to you that, as of [fill in the appropriate fiscal year-end, semi-annual period or monthly Calculation Date], [no Default has occurred and is continuing] or [the following Default[s] [has/have] occurred and [is/are] continuing:

                                                                  and the Borrower [has taken/is taking] the following actions with respect thereto:                                                                              ].

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:
Name:
Title:

EXHIBIT F

FORM OF

ASSIGNMENT AND ACCEPTANCE

Date

Reference is made to the Credit Agreement, dated as of June 14, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation (the “Borrower”), the Banks and other lending institutions party thereto and State Street Bank and Trust Company, as Agent. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

                                                                                           (the “Assignor”) and                                                                   (the “Assignee”) hereby agree as follows:

§1. Assignors. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$                     ] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [                     %] in respect of the Assignor’s Commitment Amount immediately prior to the Effective Date (as hereinafter defined).

§2. Assignor’s Representations. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment Amount is [$                     ], its Commitment Percentage is [                     %], the aggregate outstanding principal balance of its Loans equals [$                     ], (in each case before giving effect to the assignment contemplated hereby and without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor’s Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Note delivered to it under the Credit Agreement.

The Assignor requests that the Borrower exchange the Assignor’s Note for new Notes payable to the Assignor and the Assignee as follows:

Notes Payable to	Amount of Note
Assignor	$

Assignee	$

§3. Assignee’s Representations. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent, or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (f) attaches hereto the forms required to be delivered by it pursuant to Section 2.11 of the Credit Agreement].

§4. Effective Date. The effective date for this Assignment and Acceptance shall be [                    ] [such date to be no earlier than the third Domestic Business Day after the date that a fully signed copy hereof shall have been delivered to the Agent] (the “Effective Date”). Following the execution of this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Agent for consent by the Agent (and the Borrower, if required by the Credit Agreement) and recording in the Register.

§5. Rights Under Credit Agreement. Upon such recording in the Register, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement other than its obligations, if any, under Section 9.09 thereof; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.03 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

2

§6. Payments. Upon such recording in the Register, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

§7. Governing Law. This Agreement is a contract under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

§8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

[the remainder of this page has been intentionally left blank]

3

IN WITNESS WHEREOF, each party hereto has caused this                     to be executed by its duly authorized representative as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

[CONSENTED TO:]

[CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.]

[By:
Name:
Title:]

[STATE STREET BANK AND TRUST COMPANY,

as Agent

By:
Name:
Title:]

EXHIBIT G

FORM OF

BORROWING BASE REPORT

Date

[Address(es) (a Borrowing Base

Report that accompanies a Notice of

Borrowing need only be sent to the Agent,

while periodic Borrowing Base Reports

need to be sent to the Agent and each Bank)]

Attention:

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of June 14, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation (the “Borrower”), the Banks and other lending institutions party thereto and State Street Bank and Trust Company, as Agent for the Banks. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

This Borrowing Base Report is delivered to you pursuant to [Section 2.02(a) or Section 5.01(c)] of the Credit Agreement. The Borrower hereby certifies to you as follows:

(a)	as of the close of business on [Date][1] (the “Notice Time”), the Borrowing Base was $ (the “Applicable Borrowing Base”),

(b)	Annex 1 attached hereto is a true and accurate detailed calculation of the Borrowing Base as of the Notice Time,

(c)

the aggregate outstanding principal balance of the Loans [[immediately AFTER giving effect to the making of the Loans requested in the Notice of Borrowing dated                     2] or [at the Notice Time3]]: $                     (the “Applicable Loan Amount”), and

[1]

For a Borrowing Base Report delivered pursuant to Section 2.02(a) of the Credit Agreement, this date should be the Domestic Business Day immediately preceding the proposed borrowing date related thereto. For a Borrowing Base Report delivered pursuant to Section 5.01(c) of the Credit Agreement, this date should be the last Domestic Business Day of the immediately preceding calendar week.

[2]	For use when borrowing.
[3]	For periodic reporting.

(d)	the Applicable Borrowing Base [is less than][equals][exceeds] the Applicable Loan Amount.

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:
Name:
Title:

2

Annex 1

to

Borrowing Base Report

[TO FOLLOW]

3